LEASE AGREEMENT

BETWEEN

WEST WASHINGTON ASSOCIATES LLC

AND

SONIC FOUNDRY

TABLE OF CONTENTS

BASIC LEASE PROVISIONS	1

DEFINITIONS	2

PREMISES AND TERM	4

CONSTRUCTION AND INSTALLATIONS	5

RENT AND OTHER CHARGES	6

SECURITY DEPOSIT	9

SERVICES BY LANDLORD	10

INSTALLATION, REPAIRS AND MAINTENANCE OF LEASED PREMISES	11

CONDUCT OF BUSINESS	12

INSURANCE AND INDEMNITY	13

DESTRUCTION OF LEASED PREMISES OR BUILDINGS	15

ASSIGNMENT OR SUBLETTING	16

DEFAULTS	17

SURRENDER OF PREMISES	19

QUIET ENJOYMENT	20

SALE OR MORTGAGING OF THE BUILDING	20

EMINENT DOMAIN	20

WAIVER AND ACCORD AND SATISFACTION	21

MISCELLANEOUS	21

ATTACHMENTS	25

LEASE AGREEMENT

THIS LEASE, made and entered into at Madison, Wisconsin as of this      day of             , 2003, is by and between West Washington Associates LLC, a Wisconsin limited liability company (“Landlord”), and Sonic Foundry, Inc., a Maryland corporation (“Tenant”).

ARTICLE 0. BASIC LEASE PROVISIONS:

The following descriptions and amounts are qualified by their usage elsewhere in this Lease, including without limitation those Sections referred to in parentheses following such descriptions.

SECTION 0.01 NAME/ADDRESS OF BUILDING: (Article II, Section 2.1)	Network222 222 West Washington Avenue Madison, WI 53703

SECTION 0.02 SUITE NUMBER (if applicable): (Article II, Section 2.1)	Suite 775

SECTION 0.03 APPROXIMATE AREA: (Article II, Section 2.1)	Usable Area: 6,625 square feet usable

SECTION 0.04 (a) COMMENCEMENT DATE: (Article II, Section 2.2)	October 1, 2003

SECTION 0.04 (b) TERM OF LEASE: (Article II, Section 2.2)	Five (5) Lease Years, subject to two (2), three (3) year options to extend pursuant to Section 18.18.

SECTION 0.05 BASE RENT: (Article IV, Section 4.1)	$ 10,489.58 per month $ 125,875.00 per year

SECTION 0.06 MINIMUM ANNUAL ESCALATION: (Article IV, Section 4.2)	Three (3%) Percent

SECTION 0.07 LANDLORD’S SHARE OF OPERATING COSTS: (Article IV, Section 4.3)	Tenant shall pay Tenant’s Pro Rata Share of increases in Operating Costs over Landlord’s Share in the Base Year, as set forth in Section 4.3 herein.

SECTION 0.08 SECURITY DEPOSIT: (Article V, Section 5.1)	None

SECTION 0.09 BUSINESS USE: (Article VIII, Section 8.1)	Offices for conducting commercial business; and for no other purpose without the prior written consent of Landlord, not to be unreasonably withheld, conditioned or delayed.

SECTION 0.10 NOTICE ADDRESSES:

LANDLORD: West Washington Associates LLC

c/o The Fiore Companies, Inc.

150 East Gilman Street

Madison, Wisconsin 53703

TENANT: Sonic Foundry, Inc.

222 West Washington Avenue

Suite 775

Madison, WI 53703

ARTICLE I. DEFINITIONS

In addition to the definitions and terms set forth elsewhere throughout the Lease, the following terms will have the respective meanings set forth below:

(a) Intentionally Ommitted.

(b) Base Year. The term “Base Year” means calendar year 2004.

(c) Intentionally Omitted.

(d) Building. The term “Building” will collectively refer to the office building described in Section 0.01 and associated Building Facilities, the real property on which it is situated (the legal description of which is attached hereto as Exhibit “A-1”), and any landscaping, parking facilities or structures appurtenant thereto.

(e) Building Facilities. The term “Building Facilities” means and includes all equipment, machinery, facilities and other personal property located in the Building and/or used or utilized wholly or partially in or in connection with the operation and/or maintenance of the Building, or any part thereof, whether or not located in the Building.

(f) Common Areas. The “Common Areas” consist of the entrance foyer and lobbies, corridors, elevator foyers, restrooms, mechanical rooms, telephone closets, janitor closets and other similar facilities provided for the common use and/or benefit of tenants generally and/or the public, and other areas appurtenant to or servicing the Building, including without limitation public entrance doors, stairways, passages, stairs, restrooms, and, if the Premises include less than an entire floor of the Building, the common lobbies, hallways, and toilets, and other common facilities of such floor, elevators, shipping and receiving areas, parking areas, sidewalks, plazas and landscaped areas located within, adjacent to, or near and associated with the Building.

(g) Commencement Date. The term “Commencement Date” means (a) the date specified in Section 0.04(a) provided that Premises are “ready for occupancy” as hereinafter defined; or (b) the date on which Tenant takes possession of the Premises, whichever occurs first, as adjusted under Section 3.2.

(h) Environmental Laws. The term “Environmental Laws” means any federal, state, and local law, statute, ordinance, regulation, rule, guideline, judicial decision, judicial or administrative order or decree, permit, license, approval, authorization, or similar requirement of any federal, state or local governmental agency or other governmental authority, pertaining to the protection of human health, safety, or the environment.

(i) Escalation Date. The term “Escalation Date” means the first day of the second Lease Year and on the first day of each Lease Year thereafter.

(j) Expiration Date. The term “Expiration Date” means the last day of the last consecutive full Lease Year.

(k) Intentionally Omitted.

(l) Fringe Benefits. The term “fringe benefits” includes, without limitation, the employer’s contribution of F.I.C.A., unemployment compensation and other employment taxes; pension and/or profit sharing or similar plan contributions; sick, vacation and holiday pay; training costs; paid leave; worker’s compensation, group life and accident and health insurance premiums; disability and other similar benefits; all paid or payable by the employer with respect to its employees.

(m) Hazardous Material(s). The term “Hazardous Material(s)” means any chemical, substance, material, object, condition or waste, or combination thereof, which (i) is defined as a hazardous substance, hazardous material, hazardous waste, pollutant, toxic material, or contaminant under any Environmental Law; (ii) is a petroleum hydrocarbon, including crude oil or any fraction thereof; (iii) may be hazardous to human health or safety or the environment due to its harmful or potentially harmful properties or effects, including toxicity, corrosivity, flammability, explosivity, infectiousness, radioactivity, carcinogenicity, or reproductive toxicity; or (iv) is regulated pursuant to any Environmental Law.

(n) Intentionally Omitted.

(o) Lease Year. The term “Lease Year” means a period of 12 consecutive full calendar months. The first Lease Year will begin on the Commencement Date if said date will occur on the first day of a month; if not, the first Lease Year will commence upon the first day of the month next following the Commencement Date of the term hereof. Each succeeding Lease Year will commence upon the anniversary of the first Lease Year.

(p) Management Company Fees. The term “Management Company Fees” means the reasonable and customary fees for management services provided by an independent management company, or reasonable fees for such services charged by Landlord or affiliated management companies (which fees shall not exceed the fees that would have been charged in an arms-length transaction.

(q) Operating Costs. The term “Operating Costs” means all reasonable and customary costs, expenses and disbursements of every kind and nature paid or incurred by the Landlord, or otherwise on behalf of the Landlord, in connection with the ownership, operation, management, maintenance, replacement and repair of the Building, all of which will be determined by Landlord on an accrual basis and in accordance with generally accepted accounting principles, consistently applied year to year. Operating Costs will include, without limiting the generality of the foregoing, the following:

1.	Compensation (including fringe benefits) of all persons who perform duties in connection with the Building (including, without limitation, independent contractors, leased employees and/or temporary employees);

2.	All materials, supplies, tools and equipment used in connection with the Building;

3.	Electricity, fuel and other sources of power, heating and cooling; water and sewer charges; refuse collection; telephone; and similar utilities services (excluding any such cost billed to specific tenants and excluding such costs incurred by Tenant through direct metering of the Premises);

4.	Maintenance and service agreements for the Building and the equipment therein, including, but not limited to, security services or alarm services, if any, window cleaning, janitorial service, HVAC maintenance, and elevator maintenance; and all such other expenses and costs necessary or desirable to be incurred for the operation, cleaning and maintenance of the Building;

5.	Personal property taxes; Depreciation of equipment used in operating, cleaning and maintaining the Common Areas and/or rent paid for leasing such equipment;

6.	Insurance maintained by Landlord in connection with the Building;

7.	Legal, accounting, inspection, consulting and other professional services pertaining to the Building;

8.	Amortization of capital costs or expenditures incurred for any repair or replacement to the Building (including any capital expenditure reasonably necessary for the operation and maintenance of the Building, made for the purpose of saving labor or otherwise reducing applicable Operating Costs, or required by law or any governmental authority), together with interest thereon at the rate of ten percent (10%) per annum, based upon the reasonable life of said expenditures determined by Landlord in accordance with generally accepted accounting principles. For purposes of determining the Operating Costs of the Building, no single expenditure of Five Thousand Dollars ($5,000) or less will be considered capital in nature;

9.	Management Company Fees;

10.	All costs relating to the management office, and all other administrative expenses related to the Building;

11.	All costs to Landlord of providing the services described in Sections 6.1 or 7.1;

12.	Real Estate Taxes; and

13.	Any other expense or charge which in accordance with generally accepted accounting and management principles consistently applied from year to year would be considered an expense of leasing, owning, maintaining or repairing the Building.

Notwithstanding the foregoing, Operating Costs will not include (i) the costs of special services rendered to tenants (including Tenant) for which a special or separate charge is made, (ii) any cost of preparation or alteration of space for other tenants in the Building, (iii) leasing costs such as advertising, promotion and marketing of space availability, legal fees associated with lease negotiations, leasing commissions, or inducements (including tenant improvement allowance, free rent, moving allowance, and lease buy-outs) granted for the purpose of securing new leases or renewals of existing leases, (iv) depreciation (except amortization of capital expenditures which are allocated over the useful life of said expenditures as described in this Section), (v) any cost of capital improvements that enlarge or expand the existing Building (except any such expenditures required by law or by any governmental or quasi-governmental authority having jurisdiction over the Building),

(vi) repairs paid by proceeds of insurance (except the deductible and that portion not covered by insurance), (vii) ground rental payments, (viii) interest payments, (ix) debt service payments made to a mortgagee, (x) financing or refinancing costs, (xi) management and administrative costs associated exclusively with the ownership structure, (xii) legal fees pertaining to lease disputes, or (xiii) any amounts payable by Landlord by way of indemnification or which constitute a fine, interest or penalty, (xiv) repairs necessitated by the negligence of the Landlord or required to cure violations of laws in effect as of the Commencement Date, (xv) any cost representing an amount paid for services or materials to a person, firm or entity related to Landlord if such amount exceeds the amount that would have been paid at market rates to a third party, (xvi) compensation paid to members, officers or executives of Landlord other than the fairly allocable compensation paid to an officer of an entity related to Landlord with respect to such officer’s ordinary and necessary building management services provided to the Property.

(r) Real Estate Taxes. The term “Real Estate Taxes” will include any and all real estate taxes and assessments, ad valorem charges, special benefit assessments or charges, and all other governmental or public charges or impositions of every kind and nature whatsoever, both general and special, extraordinary as well as ordinary, foreseen and unforeseen, which may be levied, assessed or imposed upon the land, building and/or improvements located upon the tax parcel or parcels of which the Building and the Premises are a part, during any year or partial year during the term of this Lease, or on the rents received from the Building in the nature of a capital levy, and all expenses and fees, including attorneys’ fees, incurred by Landlord in contesting, appealing and/or negotiating with public authorities as to any of the above.

(s) Rentable Area. The term “Rentable Area” means the rentable square footage area determined by multiplying Usable Area by 1.15 or the rentable square footage area determined in accordance with the American National Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1996, published by the Building Owners and Managers Association International (hereinafter, “BOMA”) whichever is less.

(t) Repair. The term “repair” will include replacement or renewal when necessary, and all such “repairs” will be made by a qualified contractor and will be equal in quality and class to the original work.

(u) Tenant’s Pro Rata Share. “Tenant’s Pro Rata Share” shall mean four and zero tenths (4.0%) percent, which number represents a fraction (expressed as a percentage), the numerator of which is the Usable Area of the Premises and the denominator of which is the Usable Area of the Building, which numbers are herein stipulated by both parties for all purposes under this Lease. Any change in Tenant’s occupancy, whether by amendment or through the exercise of any options to expand shall change the pro rata share percentage and will be deemed in effect on the first day of the succeeding month following such change in occupancy.

(v) Usable Area. The term “Usable Area” means the usable square footage area determined in accordance with BOMA.

ARTICLE II. PREMISES AND TERM

SECTION 2.1 PREMISES. The Landlord does hereby lease to Tenant, and Tenant hereby takes from Landlord, that certain part of the Building, hereinafter designated as the “Premises”, which are more particularly described in Sections 0.02 and 0.03, and located substantially as shown in Exhibit A, reserving however to Landlord the exclusive use of the exterior walls. Tenant shall have the right, exercisable within ninety (90) days after Landlord gives Tenant written notice of the final measurements of the Premises, to remeasure the Premises according to BOMA within such ninety (90) day period. In the event that subsequent remeasurement of the Premises by Tenant, within the time period specified above, indicates that the square footage measurement prepared by Landlord produces a square footage number in excess of or lower than the square footage number which resulted from Tenant’s remeasurement, any payments due to Landlord from Tenant based upon the amount of square feet contained in the Premises shall be proportionately and prospectively reduced or increased, as appropriate, to reflect the actual number of square feet as properly remeasured.

SECTION 2.2 TERM. The term of this Lease and Tenant’s obligation to pay rent hereunder will commence upon the Commencement Date. The term of this Lease will be for the number of Lease Years set forth in Section 0.04(b). The term hereof will expire at 12:00 o’clock midnight, local time on the Expiration Date. Upon Landlord’s request, the parties agree to execute an Addendum to certify the Commencement Date and Expiration Date hereof, but this Lease will not be affected in any manner if either party fails or refuses to execute such Addendum.

SECTION 2.3 COMMON AREAS. Landlord also grants Tenant the right under this Lease to use, in common with Landlord and other tenants, occupants and visitors to the Building, and all others to whom Landlord may grant rights thereto, the Common Areas, provided however that all such use by Tenant will be subject to such reasonable Rules and Regulations as Landlord may from time to time adopt and that Tenant may not use the Common Areas for advertising or promotional purposes. Landlord reserves the right to increase, reduce or change the size, height, layout, or location of the Building and its Common Areas (as long as Tenant’s use of and access to the Premises and parking are not materially impaired). No easement, license or other right to light, air, or view is created by this Lease. The Premises do not include, and Tenant is given no right to use, control or occupy, the exterior surfaces of the Building, the roof of the Building or the airspace or plenum between the finished hung ceilings (or finished floors) in the Premises and the unfinished slab of the ceiling above (or the unfinished floor below). All space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, utility lines, sinks, and other Building facilities, and access thereto through the Premises, is reserved to Landlord, provided such access does not unreasonably interfere with Tenant’s use of and access to the Premises and parking.

SECTION 2.4 ACCESSES TO PREMISES. Landlord and its authorized representatives will have the right to enter the Premises at reasonable hours and, except in cases of emergency, upon reasonable advance notice to Tenant (which notice, notwithstanding any other provision of this Lease, may be given orally) to make inspections, to exhibit the Premises to prospective tenants, purchasers, or others, or to make alterations or repairs to the Building or the Premises for which it is responsible or which it is entitled to make hereunder. Notwithstanding anything to the contrary contained herein, unless Landlord obtains prior approval from Tenant, Landlord hereby agrees not to show the Premises to any prospective tenants earlier than one hundred twenty (120) days prior to the Expiration Date, as extended. In the event of emergency or in order to comply with any laws, orders, ordinances or requirements of any governmental unit or authority (regarding which compliance is the responsibility of Landlord), Landlord and its authorized representatives will have the right of entry at any time and may perform any acts related to safety, protection, preservation or improvement of the Building or the Premises or required by such governmental unit or authority. The proper exercise by Landlord of any of its rights under this provision will not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises and Tenant will not be entitled to an abatement or reduction in rental by reason of any such action.

ARTICLE III. CONSTRUCTION AND INSTALLATIONS

SECTION 3.1 LANDLORD’S WORK. Landlord shall, at its own cost and expense, perform the work and make the installations to the Premises that are set forth as Landlord’s Work in Exhibit B. Tenant acknowledges that neither Landlord nor any agent, employee or representative of Landlord has made any representation or warranty with respect to the suitability of the Building or Premises for the conduct of Tenant’s business or any other purpose. Landlord will have the right, at its election, at any time and from time to time, to make such alterations or changes in portions of the Building outside the Premises as it may deem necessary or desirable so long as such alterations or changes do not unreasonably interfere with the use and occupancy by Tenant of the Premises and parking or Tenant’s access to the Premises or parking.

SECTION 3.2 READY FOR OCCUPANCY. The Premises will be deemed to be “ready for occupancy” under the terms of this Lease if Landlord’s construction or remodeling of the Premises as required by Section 3.1 is complete except for punchlist items that do not interfere with Tenant’s use or enjoyment of the Premises (“Substantial Completion” or “Substantially Complete”). In the event a dispute occurs as to whether or not Landlord’s construction or remodeling of the Premises is Substantially Complete, the certification of Landlord’s architect or engineer that Landlord’s construction of the Premises is Substantially Complete in accordance with the requirements herein and in Exhibit B will be deemed final and conclusive. The taking of possession by Tenant of the Premises for the conduct of Tenant’s normal business operations will be deemed conclusive that Tenant accepted delivery of the Premises as Substantially Complete, subject to the punchlist items described above (which Landlord shall complete within a reasonable time not to exceed thirty (30) days after the Commencement Date). If Tenant has taken possession of the Premises as Substantially Complete, Landlord agrees that it will diligently carry forward its construction of the Premises to final completion in accordance with its obligations as required by Section 3.1 and 3.2. The term “Tenant Delay” shall mean any actual delay of Landlord in completing Landlord’s Work specified in Exhibit B as a result of a) Tenant’s failure to timely approve the Final Plans (such timeframes set forth in Exhibit B); or b) any Change Order; or c) the performance and/or completion of any Tenant Work by a person, firm or corporation employed by Tenant. In the event a Tenant Delay, the Commencement Date of this Lease and the payment of rent thereunder will be accelerated by the number of days of such Tenant Delay. Notwithstanding anything in the Lease to the contrary, if the Commencement Date has not occurred (other than by reason of Tenant Delay) on or before sixty (60) days after the date of this Lease, then Landlord shall incur the following financial penalties which shall be credited to Tenant’s Base Rent as it becomes due and payable: a) $250.00 per day for days 61 through 75; b) $500 per day for days 76 through 90; and $1,000 per day for every day beyond the 90th day of this Lease. If the Commencment Date has not occurred on or before the 90th day after the date of this Lease (other than by reason of Tenant Delay), Tenant shall have the right, at its option, to terminate this Lease by sending written notice of such election to Landlord. Every day of Tenant Delay shall extend the above time frames on a day-for-day basis. An election by Tenant to terminate this Lease as provided for in this Section shall not limit Tenant’s right to payment by Landlord of the financial penalties set forth above.

SECTION 3.3 ALTERATIONS AND INSTALLATIONS BY TENANT. Tenant shall have the right, at its own cost and expense, to perform the Tenant’s Work described on Exhibit B for Tenant’s initial occupancy in the Premises. The improvements installed in the Premises (including Landlord’s Work and the Tenant’s Work) in connection with the initial occupancy of Tenant shall be called the “Tenant Improvements.” After construction of Tenant Improvements, Tenant will make no improvements, alterations, or additions of any kind, whether structural or non-structural (the “Alterations”) in or to the Premises or the Building without first obtaining Landlord’s prior written approval of Tenant’s contractor, the plans, and the specifications therefor such approval not to be unreasonably withheld, conditioned, or delayed. Tenant shall acquire all necessary permits to construct the Alterations from appropriate governmental agencies, furnishing a copy thereof to Landlord prior to commencement of such construction. Tenant shall comply with all conditions of any such required permit and with all specifications in the plans in commercially reasonable manner. Tenant will not commence any such work without first delivering to Landlord certificates of insurance, evidencing that Tenant has obtained a policy or policies of commercial general liability and property damage insurance, naming Landlord as an additional insured, in limits and with companies reasonably approved by Landlord pursuant to Section 9.1. Landlord’s approval of the plans, specifications and working drawings for Tenant’s improvements, alterations, or additions will create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All Tenant’s Work and Alterations shall be done in a good and workmanlike manner, any fixtures installed by Tenant shall be of good quality and installed in a workmanlike manner.

SECTION 3.4 DEVELOPMENT PLAN. It is understood that Exhibit A indicates, in general, the site plan for the Building of which the Premises are a part; and a floor plan of the floor(s) on which the Premises is located; that Landlord, in building and operating the improvements may make such other departures from and changes in said plan as Landlord, in its sole discretion, may from time to time find proper, provided such changes do not unreasonably interfere with Tenant’s right to use or occupy the Premises and parking or access to the Premises or parking. Landlord may, in its sole discretion, change the location of other tenants and the nature, layout or size of any occupancy of any space unit other than Premises at any time, construct additional buildings or improvements and make additions or alterations thereto, and change or vary the parking, walkways, driveways and common areas or layout thereof without the same being deemed an eviction or disturbance of Tenant and without any abatement of rent, provided such improvements and changes do not unreasonably interfere with Tenant’s right to use or occupy the Premises and parking or access to the Premises or parking.

ARTICLE IV. RENT AND OTHER CHARGES

SECTION 4.1 BASE RENT. Tenant will, during the entire term of this Lease, pay to Landlord the annual Base Rent set forth in Section 0.05 (as such amount may be adjusted from time to time as provided in Section 4.2), in equal monthly installments payable on the Commencement Date and in advance on the first day of each calendar month thereafter during the term of this Lease, without any offset or deduction whatsoever or any prior demand. All payments of rent will be made to Landlord at its office or at such other place as it may designate in writing. If the Commencement Date is not on the first day of a month, the Base Rent for the fractional month containing the Commencement Date will be prorated on a per diem basis with respect to the fractional month, and paid to Landlord on the first day of the next month. Notwithstanding this, Base Rent shall be abated through December 31, 2003.

SECTION 4.2 ADJUSTMENT TO BASE RENT. Base Rent will be increased effective on the Escalation Date by the addition thereto of an amount which is the product obtained by multiplying the Minimum Annual Escalation percentage set forth in Section 0.06 by the Base Rent in effect immediately prior to the Escalation Date.

SECTION 4.3 ADDITIONAL RENTS. In addition to Base Rent, Tenant will pay as “Additional Rent” the sums or amounts set forth hereinafter or as become due and payable elsewhere in this Lease.

(a) Landlord agrees to expend as its share of Operating Costs during any calendar year an amount equal to the actual Operating Costs of the Building incurred during the Base Year (“Landlord’s Share”). Prior to the commencement of each calendar year or as soon thereafter as possible, Landlord will provide a written estimate of the Operating Costs expected to be incurred during the calendar year in excess of Landlord’s Share for the same period and showing Tenant’s Pro Rata Share of such amount (“estimated Tenant’s Share of Operating Costs Increases”). Commencing on the first anniversary of the Commencement Date Tenant will pay to Landlord, during the remaining Term of this Lease, the estimated Tenant’s Share of Operating Costs Increases, in equal monthly installments payable in advance on the first day of each calendar month, without any offset or deduction whatsoever or any prior demand unless otherwise provided in this Lease.

(b) If Landlord will not have furnished estimated Operating Costs at the times contemplated herein, then until such estimated Operating Costs are provided, Tenant will continue to pay an amount equal to the monthly sum payable under this Section in respect of the last month of the preceding calendar year. In such event, promptly after estimated Operating Costs are furnished to Tenant, or together therewith, Landlord will give notice stating whether the aggregate amount of the installments of estimated Tenant’s Share of Operating Costs Increases previously made for such calendar year is more or less than the aggregate amount of the installments of estimated Tenant’s Share of Operating Costs Increases to be made for the then-current calendar year in accordance with such estimated Operating Costs, and (i) if there is a deficiency, within thirty (30) days after receipt of such notice Tenant will pay the amount of such deficiency, or (ii) if there has been an overpayment, Landlord will credit Tenant in the amount thereof toward subsequent payments of Base Rent or Additional Rent (or, upon termination of the Lease, Landlord will reimburse Tenant such overpayment in cash and within sixty (60) days thereof with Landlord’s obligations under this Section surviving expiration or any earlier termination of this Lease); and (iii) on the first day of the next following month, and monthly thereafter throughout the remainder of such calendar year, Tenant will pay an amount equal to one-twelfth (1/12) of estimated Tenant’s Share of Operating Costs Increases, shown on such estimated Operating Costs. Landlord may at any time or from time to time revise the estimated Operating Costs and, in such case, the estimated Tenant’s Share of Operating Costs Increases for the remainder of the calendar year will be based upon such revised estimate of Operating Costs and adjusted, paid, and/or credited, as applicable, substantially in the same manner as provided above.

(c) Within one hundred twenty (120) days after the end of each calendar year, or at such later time as Landlord will be able to determine the actual amounts of Operating Costs, Landlord will furnish to Tenant a written statement (“Landlord’s Statement”) showing the actual Operating Costs for the calendar year, Landlord’s Share of Operating Costs during the Base Year, and Tenant’s Pro Rata Share of Operating Costs during such calendar year in excess of Landlord’s Share (“actual Tenant’s Share of Operating Costs Increases). If Landlord’s Statement shows that the estimated Tenant’s Share of Operating Costs Increases exceeded the actual Tenant’s Share for such calendar year, then Landlord will credit Tenant in the amount of such excess against subsequent payments of Base Rent and Additional Rent. If Landlord’s Statement will show that the estimated Tenant’s Share of Operating Costs increases were less than actual Tenant’s Share of Operating Costs Increases for such period, Tenant will pay the amount of such deficiency within thirty (30) days after the delivery to Tenant of such Landlord’s Statement. Landlord’s failure to render a Landlord’s Statement with respect to any period will not eliminate or reduce Tenant’s obligation to pay actual Tenant’s Share of Operating Costs Increases for such period and will not prejudice Landlord’s right to render a Landlord’s Statement with respect to any subsequent period. The obligations of Tenant under the provisions of this paragraph with respect to any increase in Additional Rent will survive the expiration or any sooner termination of the this Lease.

(d) In respect of any Lease Year or partial Lease Year (including the Base Year) in which the Building is not occupied to the extent of ninety-five percent (95%) of the Rentable Area thereof, the Operating Costs in respect of such period will for the purposes of this Section, be increased to be equal to the amount which would have been incurred had the Building been occupied to the extent of ninety-five percent (95%) of the Rentable Area thereof.

(e) Tenant will have the right to inspect Landlord’s accounting records relative to Operating Costs of the Building at Landlord’s accounting office in Madison, Wisconsin during normal business hours at any time within two (2) years following receipt of Landlord’s Statement for the Base Year and within one (1) year with respect to any other calendar year. Unless Tenant takes written exception to any item within such time periods, such Landlord’s Statement will be considered as final and accepted by Tenant. If Tenant makes a timely written exception to Landlord (a “Notice Dispute”) and if Landlord and Tenant do not agree on the proper amount for actual Tenant’s Share of Operating Costs Increases within thirty (30) days of such Notice of Dispute, the matter shall be submitted to an independent certified public accountant selected by Landlord, with reasonable approval by Tenant, whose determination shall be final. If Landlord shall have overstated Tenant’s Share of Operating Costs by more than five (5) percent, Landlord shall pay all costs of such examination. If Landlord shall not have overstated Tenant’s Share of Operating Expenses by more than five percent (5%), Tenant shall pay all costs of such examination.

(f) In the event that an increase in Real Estate Taxes is caused by Tenant’s improvements made to the Premises, Tenant will pay when due all the increase attributable to such improvements. If the improvements, the taxes for which are to be paid separately by Tenant, are not separately assessed, Landlord will equitably determine Tenant’s portion of that tax from the respective valuations assigned in the assessor’s worksheets or such other information (which may include the cost of construction) as may be reasonably available. Notwithstanding anything to the contrary contained herein, Tenant shall have the right, in the name of the Landlord and with the Landlord’s full cooperation, but without any cost to Landlord, to bring suit in any court of competent jurisdiction to recover the amount of any such Real Estate Taxes paid under protest on the basis of this paragraph, and any amount so recovered shall belong to Tenant; provided, however, that wherever circumstances permit, Landlord shall not pay any such Real Estate Taxes until Tenant has had a reasonable opportunity to investigate and contest such Real Estate Taxes, or post a bond in lieu of payment. Notwithstanding this, Landlord shall not be required to take any action that may result in the delinquency of Real Estate Taxes due and payable or to take any action that may result in a lien being placed on the Building.

SECTION 4.4 UTILITIES. Landlord shall provide utility services, including electricity and heating, ventilation and air conditioning (“HVAC”) to the Premises in the manner set forth in Section 6.1. A submeter mearsuing the amount of electricity consumed by Tenant shall be installed and Tenant will pay Landlord (or the Electric Service Provider if directed by Landlord) for such electricity consumed. If Landlord shall bill Tenant, said payment will be calculated using the rate Tenant would pay the utility company furnishing such service if a direct meter served the Premises. Tenant will operate or draw from the heating, ventilating and air conditioning system or systems that serve the Premises and other premises in a manner not to unduly drain HVAC in violation of Section 6.1.

Landlord has advised Tenant that presently Madison Gas & Electric (“Electric Service Provider”) is the utility company selected by Landlord to provide electricity service for the Building. Notwithstanding the foregoing, Landlord will have the right at any time and from time to time during the Lease Term to either contract for service from a different company or companies providing electricity service (each such company will hereinafter be referred to as an “Alternate Service Provider”) or continue to contract for service from the Electric Service Provider. Tenant will cooperate with Landlord, the Electric Service Provider, and any Alternate Service Provider at all times and, as reasonably necessary, will allow Landlord, Electric Service Provider, and any Alternate Service Provider reasonable access to the Building’s electric lines, feeders, risers, wiring, and any other machinery within the Premises.

Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Electric Service Provider or any Alternate Energy Provider is no longer available or suitable for Tenant’s requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease. Notwistanding the foregoing, in the event of any such failure which (i) renders the Premises untenantable, (ii) is within Landlord’s control to remedy and (iii) continues uninterrupted for a period of five (5) business days, the Base Rent shall abate for the number of days such failure continues beyond such five (5) business day period. In addition, if such failure continues for thirty (30) consecutive days, Tenant shall have the right at its option to terminate this Lease by sending Landlord written notice of such election prior to the failure having been corrected.

SECTION 4.5 PARKING AND STORAGE. Tenant will pay to Landlord, during the entire term of this Lease, in monthly installments payable in advance on the first day of each calendar month, without any offset or deduction whatsoever or any prior demand, except as otherwise provided herein, the amounts set forth in any Parking Addendum and/or any Storage Space Addendum incorporated in this Lease. Unless Tenant executes a Parking Addendum or Storage Space Addendum, Tenant will have no right to use any underground parking facilities or storage facilities of the Building, respectively.

SECTION 4.6 INTEREST ON PAST DUE OBLIGATIONS. Except as may expressly be provided in this Lease to the contrary, any amount due to Landlord not paid when due will bear interest at the rate of five percent (5%) per annum greater than the prime rate as published in the Wall Street Journal as the same may fluctuate from and after the date on which the payment was first due through the date on which the payment is paid in full, provided, however, that the payment of such interest will in no event exceed the highest rate allowed under applicable law. Payment of such interest will not excuse or cure any default by Tenant under this Lease. The exercise of this right by Landlord will not be construed to be a waiver of any default by Tenant or of any other right which Landlord may exercise under this Lease.

SECTION 4.7 LATE CHARGES. Tenant hereby acknowledges that late payment of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any mortgage covering the Premises. Accordingly, if any installment of Base Rent, Additional Rent or any other sum due from Tenant is not received by Landlord or Landlord’s designee within five (5) days after said amount is due, then Tenant will immediately pay to Landlord a late charge equal to ten percent (10%) of such overdue amount or the sum of One Hundred Dollars ($100.00), whichever is greater provided, however, such late charge will only be applied upon the second occurrence during the Term of the Lease (as extended). The parties hereby agree that such late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of late payment by Tenant, and is in addition to Interest on Past Due Obligations. Acceptance of such late charge by Landlord will in no event constitute a waiver of Tenant’s default with respect to such overdue amount, or prevent Landlord from exercising any of the other rights and remedies granted under this Lease.

ARTICLE V. SECURITY DEPOSIT

SECTION 5.1 AMOUNT OF DEPOSIT. Tenant will deposit with Landlord upon execution hereof the sum set forth in Section 0.08. Said deposit will be held by Landlord, with right of comminglement and use, and without liability for interest or duty to render accounting, as security for the faithful performance by Tenant of all terms, covenants and conditions of this Lease by Tenant to be kept and performed during the term hereof.

SECTION 5.2 USE AND RETURN OF DEPOSIT. If Tenant fails to keep and perform any of the terms, covenants and conditions of this Lease beyond any applicable cure period, then Landlord at its option may apply said deposit, or so much thereof as may be necessary to compensate Landlord for loss or damage sustained or suffered by Landlord due to such breach on the part of Tenant. Should the entire deposit, or any portion thereof, be so applied by Landlord, then Tenant will, upon Landlord’s demand, forthwith remit to Landlord a sufficient sum to restore said security to the original sum deposited, and Tenant’s failure to do so within ten (10) days after receipt of such demand will constitute a breach of this Lease. Should Tenant comply with all of said terms, covenants and conditions and promptly pay all of the rents herein provided for as they fall due, and all other sums payable by Tenant hereunder, said deposit will be returned in full to Tenant at the end of the term of this Lease.

SECTION 5.3 TRANSFER OF DEPOSIT. Landlord may transfer the security deposit to any purchaser of Landlord’s interest in the Premises, and thereupon Landlord will be discharged from any further liability with respect to said deposit.

ARTICLE VI. SERVICES BY LANDLORD

SECTION 6.1 BASIC SERVICES. Provided Tenant is not in default of its obligations under this Lease beyond any applicable cure period, Landlord agrees to furnish for the Premises the following services, consistent with the standards of a modern first-class office building, and subject to the reimbursement provisions of Section 4.3:

(a) Heating, ventilation and air conditioning (as required by the season), at such temperatures and in such amounts as provided to similarly situated modern first class office buildings in Madison, Wisconsin and as may be reasonably required for comfortable use and occupancy under normal business operations. Whenever heat generating machines or equipment are used by Tenant in the Premises which affect the temperature otherwise maintained by the air conditioning system, as determined by Landlord, Landlord reserves the right to install supplementary air conditioning units in the Premises, and the costs therefor, including the cost of installation, operation and maintenance thereof, will be paid by Tenant to Landlord upon thirty (30) days after written demand therefor. Tenant’s Premises shall contain an after hours HVAC override switch as part of Landlord’s Work that will enable Tenant to heat and cool its Premises after standard business hours. (b) Electric current in reasonably sufficient amounts for normal business use, including operation of building standard lighting and general office machines of a type that are typically used in modern, first class offices, such as personal computers, facsimile machines, copiers, scanners, telephone system equipment, and the like as measured at the time of execution of this Lease (“Building Standard for Electric”). Landlord will not be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of the electric service changes for causes outside of Landlord’s control.

(c) Janitorial cleaning service and refuse removal will be furnished after normal business hours on Monday through Friday (exclusive of legal holidays). The level of janitor service will not include carpet shampooing, drapery cleaning, or cleaning, maintenance, or supplies for food facilities, special equipment areas, or locker rooms located within the Premises. If Tenant requests such services to be provided to the Premises on Saturdays, Sundays, legal holidays, or times other than as specified, or if Tenant requires a level of services in excess of those to be provided by Landlord in accordance with this Section 6.1, Tenant will pay Landlord as Additional Rent the cost of those additional services based upon actual costs incurred by Landlord in providing such services.

(d) Window washing of all exterior windows at intervals determined solely by Landlord.

(e) Men’s and women’s restrooms situated on the floor on which the Premises are located together with hot and cold or tempered water for use in said restrooms.

(f) Cold and hot water for any restroom or lunchroom facilities installed in the Premises by Tenant.

(g) One refrigerated drinking fountain on the floor on which the Premises are located.

(h) Passenger elevator service in common with others.

(i) An elevator equipped for freight usage subject to scheduling by Landlord (provided, however, Landlord will allow use of the such elevator during Tenant’s move-in and move-out at times reasonably requested by Tenant).

(j) A clean, street-level lobby, entrance way, elevator lobby, public corridor, and other public portions of the Building for use in common with others.

(k) Building directory located in close proximity to the primary entrance of the Building listing Tenant’s name and suite number and Building-standard signage at the entry to Tenant’s Premises at no extra charge to Tenant.

(l) Relamping and maintaining building standard fluorescent lighting fixtures installed in the Premises.

Unless otherwise provided above, all services shall be furnished between the hours of 7:00 a.m. and 6:00 p.m. on weekdays and from 9:00 a.m. to 1:00 p.m. on Saturdays, with the exception of legal holidays.

SECTION 6.2 INTERRUPTIONS OF SERVICES. If any services to be provided are suspended, interrupted, or varied by strikes, accidents, repairs, maintenance, alterations, orders from any governmental authority, or any cause beyond Landlord’s control, Landlord will not be liable for any damages, direct, indirect, or consequential, or for damages for personal discomfort, illness, or inconvenience of Tenant, its employees, agents, or invitees, or for loss, damage or theft of Tenant’s improvements, equipment or property, unless caused by the deliberate act or negligence of Landlord, its agents, or employees. Except as set forth herein, suspension or interruption will not result in any abatement of rent, be deemed an eviction, or relieve Tenant of performance of Tenant’s obligations under this Lease. Notwithstanding the foregoing, in the event of any such suspensionor interruption wich (i) renders the Premises untenantable, (ii) is within Landlord’s control to remedy and (iii) continues uninterrupted for a period of five (5) business days, the Base Rent shall abate for the number of days such failure continues beyond such five (5) business day period. In addition, if such suspension or interruption continues for thirty (30) consecutive days, Tenant shall have the right at its option to terminate this Lease by sending Landlord written notice of such election prior to the susupension or interruption having been corrected.

ARTICLE VII. INSTALLATION, REPAIRS AND MAINTENANCE OF LEASED PREMISES

SECTION 7.1 MAINTENANCE BY LANDLORD. Landlord will keep and maintain in good condition and repair the structural components of the Building and the Building systems, including the roof, foundation, electrical, plumbing, HVAC, mechanical, and fire and life safety systems in the Building (with respect to utilities, up to the point of entry to the Premises), exterior windows and Common Areas, and all costs incurred by Landlord in making any such repairs or maintenance will be, to the extent permitted under the definition of Operating Costs under this Lease, reimbursable to Landlord as Operating Costs of the Building. Notwithstanding the foregoing, the cost of performing any such maintenance and repairs as may be required by reason of the acts of Tenant, its employees, agents, invitees, licensees and contractors, will be paid by Tenant, at its sole expense. When used in this paragraph, the term “repairs” will include replacements or renewals when necessary, and all such “repairs”, whether made by Landlord or Tenant, will be made by a qualified contractor and will be equal in quality and class to the original work. Landlord will have no obligation to perform any act that is the obligation of Tenant or any other tenant in the Building. Other than as specifically provided in this Section, Landlord will not be obligated to make any repairs or improvements of any kind, in, upon, about or to the Premises or the Building. Tenant will, upon the discovery of any defect in or injury to the Building, or any need of repairs thereto, promptly report the same to Landlord in writing specifying such defect, injury or need of repair

Landlord reserves the exclusive right from time to time to install, use, maintain, repair, replace and relocate pipes, ducts, conduits, cables, wires, vents and appurtenant fixtures, to and through the Premises and to alter or relocate any other facility in the Building as Landlord deems reasonably necessary or appropriate for the proper operation and maintenance of the Building (including the servicing of other tenants in the Building), and reserves the right at all times to transmit water, heat, air-conditioning, electronic signals and electric current through such pipes, ducts, conduits, cables, plumbing, vents and wires, provided the same does not unreasonably interfere with Tenant’s use or occupancy of and access to the Premises or parking.

SECTION 7.2 MAINTENANCE BY TENANT. Subject to Landlord’s maintenance and repair obligations set forth in Section 7.1, Tenant, at Tenant’s expense, will keep and maintain in good order, condition and repair the improvements to the Premises and every part thereof, including, without limiting the generality of the foregoing, lighting facilities and equipment within the Premises, any intra-Building telephone and network cabling installed to exclusively serve the Premises, whether or not fully contained within the Premises, fixtures, interior walls and interior surfaces of exterior walls, ceilings, windows, doors, plate and window glass (except the exterior), moldings, floor covering, water coolers, whether installed or owned by Landlord or Tenant. Tenant will repair all damage or injury to the Building or to fixtures, appurtenances, and equipment of the Building caused by Tenant’s installation or removal of its property or resulting from any acts or conduct of Tenant, its employees, contractors, agents, licensees, or invitees. In the event that Tenant fails to keep and maintain the Premises in good order, condition and repair while this Lease is in effect, and Tenant fails to make necessary maintenance and repairs as soon as commercially reasonable after notice by Landlord, then Landlord may, if the same remains uncured within thirty (30) days after written notice to Tenant, restore the Premises to such good order and condition and make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant’s property or business by reason thereof, and Tenant will pay Landlord upon demand as Additional Rent the cost of restoring the Premises to such order and condition (and included in such cost will be an eight (8%) percent for overhead and administration fee). Notwithstanding anything contained herein to the contrary, in the event any necessary maintenance and repair cannot be completed within thirty (30) days following Landlord’s notice to Tenant, but Tenant undertakes such maintenance and repair within such thirty (30) day period and diligently pursues same to completion, Landlord shall not have the right to restore or repair the Premises as provided herein.

SECTION 7.3 ENVIRONMENTAL PROTECTION. Tenant covenants, represents, and warrants that Tenant’s use of the Premises do not and will not involve the use, storage, generation, or disposal of Hazardous

Materials (as defined herein), and that Tenant shall not cause or permit any Hazardous Materials to be brought, used, stored, generated, or disposed on or about the Premises or Building by Tenant, its agents, employees, subtenants, assigns, contractors, subcontractors, or invitees, except ordinary janitorial and office products customarily used by tenants in connection with executive office use which products are used and stored at the Premises in the proper manner, in the usual and customary quantities, and in compliance with all laws including, without limitation, Environmental Laws. Tenant shall immediately provide Landlord with written notice (i) of any actual or suspected breach hereunder; (ii) of the presence or release of any Hazardous Materials on or about the Premises or the Building; or (iii) of its receipt of any notice from any governmental agency or third party pertaining to Hazardous Materials which may affect the Premises or the Building. The parties acknowledge that this Section will survive the termination or expiration of this Lease. If Landlord receives notice of any alleged violation of any Environmental Law having been committed or about to be committed by Tenant, Landlord may, at its option immediately exercise any or all remedies available under this Lease or at law or in equity all without giving Tenant any notice or an opportunity to cure the default (notwithstanding any notice and cure provision or other Lease provisions to the contrary).

ARTICLE VIII. CONDUCT OF BUSINESS

SECTION 8.1 BUSINESS USE. Tenant will use the Premises solely, exclusively and for no other purpose than that defined in Section 0.09, provided that the foregoing will not be construed as a representation or guarantee by Landlord that such business may lawfully be conducted on the Premises. Tenant will not permit, or suffer the use of, the Premises for any other business or purpose without Landlord’s prior written consent, which Landlord shall not unreasonably withhold, condition or delay. Tenant will not permit business to be operated in or from the Premises by any concessionaire or licensee.

Tenant will not do anything nor permit anything to be done, in or about the Premises, or keep, use, offer or sell in or from the Premises any article, which will cause the cancellation of any insurance policy or increase the rate of fire or liability insurance on the Premises or the Building, or conflict with the laws related to fire, or with the regulations of the fire department, or with any insurance policy on the Building or any part thereof, or conflict with any laws, statutes, ordinances, rules or regulations of the United States, Wisconsin, or the municipality in which the property is located. In case the rate of insurance on said Building will be increased beyond the present rate by reason of the nature of the business of Tenant or any subtenant, then Tenant agrees to reimburse Landlord for the amount of such excess insurance premiums thereby caused, at the time when such premiums will be due and payable, and such payments will be due and collected by Landlord as Additional Rent.

SECTION 8.2 RULES AND REGULATIONS. Tenant will faithfully observe and comply with the reasonable, non-discriminatory rules and regulations that Landlord will from time to time promulgate in accordance with this Section, including without limitation any rules and regulations attached to this Lease, which are incorporated herein by reference. Tenant’s failure to keep and observe such rules and regulations will constitute a breach of the terms of this Lease in the same manner as if such rules and regulations were contained herein as covenants. Landlord reserves the right from time to time to reasonably amend, rescind, and adopt reasonable and non-discriminatory additional rules and regulations as in its reasonable judgment is necessary for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees and invitees, which rules when made and notice thereof given will be binding upon Tenant in like manner as if originally herein prescribed. Landlord will not be responsible to Tenant for the nonperformance of any of said rules and regulations by any other tenants or occupants.

SECTION 8.3 ALTERNATIVE TELEPHONE OR TELECOMMUNICATIONS PROVIDER. In the event that Tenant wishes to utilize the services of a telephone or telecommunications provider whose equipment is not servicing the Building as of the date of Tenant’s execution of this Lease (“Provider”), no such Provider shall be permitted to install its lines or other equipment within the Building without first securing the prior written consent of Landlord, which consent shall not be unreasonably withheld. Unless all of the following conditions are satisfied to Landlord’s reasonable satisfaction in a written agreement between Provider and Landlord or by any other means acceptable to Landlord in its reasonable judgment, it shall be reasonable for Landlord to refuse to give its consent unless:

(a) Landlord shall incur no expense whatsoever with respect to any aspect of Provider’s provision of its services, including without limitation, the costs of installation, materials, and service;

(b) Prior to the commencement of any work in or about the Building by the Provider, the Provider shall agree to abide by such rules and regulations, job site rules, and such other requirements as reasonably determined by Landlord to be necessary to protect the interest of the Building, the tenants in the Building, and the Landlord, including without limitation, providing security in such form and amount as determined by Landlord;

(c) Landlord reasonably determines that there is sufficient space in the Building for the placement of all of the Provider’s equipment and materials;

(d) Provider agrees to compensate Landlord the reasonable amount determined by Landlord for space used in the Building for the storage and maintenance of the Provider’s equipment and for all costs that may be incurred by Landlord in arranging for access by the Provider’s personnel, security for Provider’s equipment, and any other such costs as Landlord may expect to incur.

The provisions of this clause may be enforced solely by the Tenant and Landlord, and are not for the benefit of any other party, specifically, without limitation, no telephone or telecommunications provider shall be deemed a third party beneficiary of the Lease.

SECTION 8.4 GOVERNMENTAL REGULATIONS. Under no circumstances, except as caused by Landlord’s negligence or willful misconduct, will Landlord be liable to Tenant for damages or otherwise resulting from any delay or total failure by Tenant in obtaining required governmental approvals and occupancy permits as may be required for Tenant’s business use. Any delay hereunder will neither void nor terminate this Lease. Tenant will, at its sole cost, observe and comply with all ordinances or laws, rules, orders, regulations and requirements of federal, state, county and municipal authorities, or any other applicable governmental authority, now in force or which may hereafter be in force, which impose any duty upon Landlord or Tenant with respect to the use, occupancy or alteration of the Premises.

SECTION 8.5 LIENS AND OBLIGATIONS. Tenant will not create or permit others to create any lien or obligation against Landlord by reason of making repairs or installing material, fixtures or equipment, and further agrees to hold Landlord harmless from all claims and demands by any third party in any manner connected with repairs or installations undertaken by Tenant.

SECTION 8.6 WASTE OR NUISANCE. Tenant will not commit or suffer to be committed any waste upon the Premises or any nuisance or other act or thing which may unreasonably disturb the quiet enjoyment of any other tenant in the Building in which the Premises are located. Landlord is not responsible to Tenant for the waste, nuisance, or disturbances caused by other tenants of Building.

ARTICLE IX. INSURANCE AND INDEMNITY [NOTE: SUBJECT TO REVIEW BY RISK MANAGEMENT.]

SECTION 9.1 INSURANCE BY TENANT. Tenant will, at its cost and expense, obtain and maintain at all times during the Lease Term, commercial general liability insurance with a combined personal injury and property damage limit of not less than One Million Dollars ($1,000,000) for each occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate for this location, insuring against all liability of Tenant and its representatives arising out of and in connection with Tenant’s use, maintenance or occupancy of the Premises and all areas appurtenant thereto. Landlord, and other parties designated by Landlord and having an interest in the Building, will be named as additional insured. Tenant will increase its insurance coverage as may be required from time to time if, in the reasonable opinion of Landlord or Landlord’s mortgagee, the amount of public liability coverage at that time is not adequate. The limits of such insurance will not, however, limit the liability of Tenant hereunder. Tenant will furnish Landlord a certificate evidencing such insurance, prepared on the ACORD 27 form or other form reasonably acceptable to Landlord. Such policies of insurance will contain provisions or endorsements preventing their cancellation, discontinuance or alteration without at least thirty (30) days’ prior written notice to Landlord. The insurance secured by Tenant will insure performance by Tenant of the indemnity provisions of this Lease to the extent of claims for bodily injury and property damage, will be considered primary and not in excess of coverage Landlord may carry, and will afford coverage after the termination of this Lease for all claims based on acts, omissions, injury or damage which occurred or arose in whole or in part during the term of this Lease. The insurance secured by Tenant will apply on a primary basis to Landlord, even if Landlord has other liability coverage. Tenant will at its expense obtain and maintain all-risks property and casualty insurance coverage, written at replacement cost value and with replacement cost endorsement, covering all Tenant’s personal property in the Premises and all improvements, alterations or additions made to the Premises by Tenant, but exclucing improvements constructed by Landlord as part of Landlord’s Work, which improvements shall be insured under Landlord’s all-risk insurance policy. All insurance required under this section will be issued by insurance companies licensed to do business in the jurisdiction where the Building is located. Such companies will have a policyholder rating of at least “A” and be assigned a financial size category of at least “Class X” as rated in the most recent edition of “Best’s Key Rating Guide.” If Tenant fails to comply with the aforesaid requirements, Landlord may obtain such insurance and keep the same in force and effect and Tenant will pay Landlord the cost thereof, on demand, as Additional Rent.

SECTION 9.2 INSURANCE BY LANDLORD. Landlord will maintain insurance in connection with the Building, which may be a blanket policy covering other properties the cost of which may be fairly allocated to this Building, against such perils and in such amounts as Landlord may from time to time determine to be advisable or which any mortgagee or creditor of Landlord requires Landlord to carry, which shall include without limitation all-risk casualty coverage with replacement cost endorsement covering the Building and the improvements in the Premises installed as part of Landlord’s Work, commercial general liability, umbrella liability, boiler and machinery coverage, and rent loss insurance. The named insured on all policies of insurance will be Landlord and, if required, any mortgagee or creditor of Landlord. The cost of all insurance maintained by Landlord will be a part of the Operating Costs for the Building. It is understood that the insurance carried by Landlord does not cover the risk of loss or damage to Tenant’s personal property, equipment, improvements, fixtures or loss of income.

SECTION 9.3 EXEMPTION OF LANDLORD FROM LIABILITY. Tenant hereby agrees that Landlord will not be liable for any damage or loss suffered by the business of Tenant, or any damage to, or loss of, property in the Premises belonging to Tenant, its employees, agents, visitors, invitees or other persons in or about the Premises, nor will Landlord be liable for injury to the person of Tenant, or its employees, agents, visitors, invitees or other persons in or about the Premises, from any cause whatsoever, including, without limitation loss, damage or injury caused by or resulting from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause whatsoever, whether the said damage or injury results from conditions arising upon the Premises or Building, or from other sources or places, and regardless of whether the cause of such injury or the means of repairing the same is inaccessible to Landlord or Tenant. Landlord will not be liable for any injury or damage (including lost profits) caused by other tenants or persons in the Premises, occupants of adjacent property to the Building, or the public, or caused by operations in construction of any private, public or quasi-public work. All property of Tenant kept or stored on the Premises will be so kept or stored at the risk of Tenant only and Tenant will hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant’s insurance carrier. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord. However, notwithstanding the foregoing, Landlord will not be exempt from liability resulting from its own willful misconduct or negligence.

SECTION 9.4 COVENANT TO HOLD HARMLESS. Tenant agrees to indemnify, defend and hold harmless Landlord against and from any and all claims except and to the extent arising from the negligence or willful misconduct of Landlord, arising from (i) the use or occupancy of the Premises by Tenant, (ii) any activity, work, or thing done, or permitted or suffered by Tenant in or about the Premises or elsewhere in the Building, (iii) any breach or default on the part of Tenant in the performance of any covenant or agreement to be performed under the terms of this Lease, or (iv) from any act of negligence of Tenant, its agents, contractors, servants, employees, subtenants, concessionaires or licensees. If any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord.

Landlord agrees to indemnify, defend and hold harmless Tenant against and from any and all claims, except and to the extent arising from the negligence or willful misconduct of Tenant, arising from (i) the use or occupancy of the Common Areas by Landlord, (ii) any activity, work, or thing done, or permitted or suffered by Landlord in or about the Common Areas or elsewhere in the Building, (iii) any breach or default on the part of Landlord in the performance of any covenant or agreement to be performed under the terms of this Lease, or (iv) from any act of negligence of Landlord, its agents, contractors, servants, employees, subtenants, concessionaires or licensees. If any action or proceeding is brought against Tenant by reason of any such claim, Landlord, upon notice from Tenant, covenants to defend such action or proceeding by counsel reasonably satisfactory to Tenant.

SECTION 9.5 WAIVER OF RECOVERY. Landlord and Tenant do each hereby relieve and release the other and waive their entire claim of recovery for loss or damage to the Premises or Building, or loss of the use thereof, arising out of or incident to any occurrence or act to be insured against by either party under the terms of this Lease, whether or not such insurance has actually been secured, and whether loss or damage is due to the negligence of either Landlord or Tenant, their officers, agents, licensees, employees, guests, invitees, visitors, or otherwise. Tenant and Landlord will give notice to their respective insurance carriers that the foregoing mutual waiver of recovery is contained in this Lease and will obtain policies of insurance which will include a waiver by the insurer of all right of subrogation against Landlord or Tenant in connection with any loss or damage thereby insured against.

ARTICLE X. DESTRUCTION OF LEASED PREMISES OR BUILDINGS

SECTION 10.1 TOTAL OR PARTIAL INSURED DESTRUCTION. If the Premises are damaged by fire or other insured casualty to the extent they are rendered untenantable in part, Landlord will at its own expense to the extent of available insurance proceeds cause such damage to be repaired (including reconstruction of Landlord’s Work, but not including Tenant Work and Alterations). Landlord will use commercially reasonable efforts to effect such repairs promptly and in such manner as not to unreasonably interfere with Tenant’s occupancy. Within sixty (60) days of such damage, Landlord shall notify Tenant of the estimated time to repair the damage. If such time is two hundred seventy (270) days or less, this Lease shall remain in full force and effect. If such time period is greater than two hundred seventy (270) days, Tenant may, at its option within ten (10) days of receipt of such notice, terminate this lease by delivery of notice of such termination to Landlord. Notwithstanding this, if the actual time to repair the Premises continues beyond three hundred sixty (360) days after such damage or other insured casualty Tenant shall have the right to terminate this Lease upon written notice to Landlord of its election to so terminate. If such damage occurs during the last year of the term of this Lease, Landlord or Tenant will have the right to terminate this Lease upon delivery of written notice of termination to the other party within ninety (90) days after the date such damage occurred. If the Premises are rendered wholly untenantable by reason of such damage, either Landlord or Tenant may terminate this Lease as of the date of such damage by delivery of written notice of such party’s election to terminate to the other party within ninety (90) days after the date such damage occurred, provided, however, if neither party has terminated this Lease, Landlord will proceed with reasonable diligence to restore the Premises as set forth above. If the Building is destroyed or damaged by fire or other casualty to the extent of one-fourth (1/4) or more of the Rentable Area, notwithstanding that the Premises may be unaffected by such fire or other casualty, and Landlord determines not to rebuild or repair said damage, then so long as Landlord terminates substantially all other tenancies in the Building, this Lease may be terminated by Landlord upon ninety (90) days’ written notice and thereupon this Lease will end and Tenant will surrender possession and rent will be adjusted as of the date of such termination.

SECTION 10.2 UNINSURED CASUALTY. In the event the Premises are damaged to any extent by any casualty, act, or occurrence not covered by Landlord’s insurance, Landlord may repair the damage, in which event this Lease will continue, or Landlord may elect not to repair the damage and to terminate this Lease upon delivery of written notice to Tenant within ninety (90) days after the date such damage occurred.

SECTION 10.3 DAMAGE TO TENANT’S IMPROVEMENTS. If Landlord is obligated to or elects to repair or restore as provided herein, Landlord will be obligated to make repairs or restoration only of those portions of the Building and Premises that were originally provided at Landlord’s expense (including Landlord’s Work but not including Tenant Improvements and Alterations). The repair and restoration of items in the Premises not provided at Landlord’s expense will be the obligation of Tenant.

SECTION 10.4 PARTIAL ABATEMENT OF RENT. Tenant agrees that during any period of reconstruction or repair of the Premises, Tenant will continue the operation of Tenant’s business within the Premises to the extent practicable. If all or any portion of the Premises are untenantable because of damage or destruction by fire or other causes not resulting from fault or negligence of Tenant, its agents, employees, contractors, or invitees, and Landlord is required or elects to repair such damage, Tenant’s Base Rent will be abated to the extent the Premises are untenantable, from the date of the occurrence until repairs by Landlord are completed or until Tenant again uses the untenantable portion for the conduct of its normal business operations, whichever occurs first. However, there will be no abatement of other sums to be paid by Tenant as required by the provisions of this Lease.

SECTION 10.5 REQUIREMENTS OF MORTGAGEE. If Landlord’s mortgagee, ground landlord or other creditors should require that insurance proceeds payable upon damage to or destruction of the Building or Premises by fire or other casualty, be used to retire or apply on the debt secured by its mortgage, ground lease or security agreement, Landlord will, in such event, have no obligation to repair or rebuild such damage. In such event, this Lease will terminate, at Landlord’s election, upon delivery of written notice of termination to Tenant.

SECTION 10.6 EXPRESS AGREEMENT. This Lease will be considered an express agreement governing any case of damage to or destruction of the Building or the Premises by fire or other casualty. Any law presently in effect or subsequently enacted that purports to govern the rights of Landlord and Tenant will have no application.

ARTICLE XI. ASSIGNMENT OR SUBLETTING

SECTION 11.1 ASSIGNMENT OR SUBLETTING. Tenant will not assign, mortgage, pledge, sell, or in any manner transfer this Lease or any estate or interest hereunder, and will not sublet the Premises or any part or parts thereof, without express written consent of Landlord, which will not be unreasonably withheld, conditioned or delayed. This Lease, and Tenant’s interest therein, will not be assignable by operation of law. Landlord’s right to assign this Lease is and will remain absolute and unqualified.

Landlord will not be deemed unreasonable in the exercise of its discretion for withholding its consent to any proposed transfer under this section if (i) the occupancy resulting from such transfer will not be consistent with the general character of the business carried on by the tenants of the Building or violates any rights or options held by any other tenant of the Building; or (ii) the proposed occupant pursuant to the transfer does not have the financial strength and stability to perform its rental obligations or Landlord is unable to obtain guarantees from one or more affiliates of the proposed occupant in order to secure such financial obligations; or (iii) any proposed sublease does not incorporate this Lease in its entirety so as to be subject to this Lease’s terms, or any such sublease does not require the sublease to attorn to Landlord at Landlord’s option in the event of a default by Tenant under this Lease; or (iv) if Tenant does not execute an agreement with Landlord requiring Tenant to pay to Landlord, as Additional Rent, fifty percent (50%) of all moneys or other consideration received by Tenant from its transferee (whether paid to Tenant as consideration for Tenant’s transfer of property or other assets to the transferee or as consideration for the transferee’s occupancy of the Premises) in excess of the amounts owed by Tenant to Landlord under this Lease, which Additional Rent will be paid to Landlord as and when received by Tenant.

Notwithstanding anything contained herein to the contrary, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord’s consent, to any parent, subsidiary or affiliate corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all or substantially all of the assets of Tenant’s business as a going concern.

In the event of a permitted assignment by Tenant, Tenant will remain liable for the faithful performance of all the terms and conditions in this Lease in the event that the assignee will default in the performance of the terms and conditions, or in the payment of the rent required thereby.

SECTION 11.2 CORPORATE OWNERSHIP. If Tenant is a corporation and if at any time during the term of this Lease any part or all of the corporate shares of said corporation are transferred by sale, assignment, operation of law or other disposition (except transfers by gift, bequest or inheritance) so that the result of such transfer would be the loss of effective voting control of said corporation by the person or persons owning a majority of said corporate shares at the date of this Lease, Tenant will notify Landlord in writing of such changes and Landlord may terminate this Lease at any time after such change in control by giving Tenant 90 days’ written prior notice of such termination. This Section, however, will not apply if on the date this Lease is executed Tenant is a corporation, the outstanding common stock of which is listed on a recognized security exchange, or if at least 80% of Tenant’s stock is owned by another corporation, the common stock of which is so listed.

ARTICLE XII. DEFAULTS

SECTION 12.1 DEFAULTS. The occurrence of any one or more of the following events will constitute an Event of Default under this Lease by Tenant:

(a) Failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure will continue for a period of ten (10) days after written notice by Landlord.

(b) Failure of Tenant to comply with any provision of this Lease other than payment of rent, with such failure continuing for thirty (30) days after written notice by Landlord specifying the nature of non-compliance by Tenant with reasonable particularity provided. However, if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, Tenant will not be in default if Tenant promptly commences or has commenced such cure and thereafter diligently proceeds to cure such default within a period of time which, under all prevailing circumstances, will be reasonable. Furthermore, no notice of default shall be required in the case of a violation by Tenant of Sections 15.1 or 15.3.

(c) (i) Insolvency of Tenant or the execution by Tenant of an assignment for the benefit of creditors; or (ii) Filing by or against Tenant of a petition to have Tenant adjudged bankrupt, or a petition for reorganization or arrangement under any law relating to bankruptcy (unless in the case of a petition filed against Tenant, the same is dismissed within ninety (90) days); or (iii) Appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or (iv) Attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within sixty (60) days.

If, however, during any 365 day period Tenant commits two (2) monetary or three (3) identical non-monetary defaults of wich Landlord has notified Tenant, where such notice is required, Landlord may, at its option, immediately exercise any or all remedies available under this Lease or at law or in equity, all without giving Tenant any notice or an opportunity to cure the last (i.e. the third or subsequent) default (notwithstanding any notice and cure provision or other Lease provisions to the contrary).

SECTION 12.2 LANDLORD’S REMEDIES. Upon the occurrence of any Event of Default, Landlord will have the option to do any one or more of the following without any notice or demand:

(a) Landlord may terminate this Lease, in which event Tenant will immediately surrender the Premises to Landlord. If Tenant will fail to do so, Landlord may without notice and prejudice to any other remedy available, enter and take possession of the Premises and remove Tenant or anyone occupying the Premises and its effects without being liable to prosecution or any claim for damages. Tenant will indemnify Landlord for all loss and damage suffered by Landlord because of such termination whether through inability to relet the Premises or otherwise, including without limitation any loss of rent for the remainder of the Term of this Lease. If Landlord elects to terminate this Lease, Tenant’s liability to Landlord for damages will survive such termination.

(b) Landlord may declare the entire amount of all rent past due as well as that which would have become due and payable during the remainder of the Term of this Lease, discounted to present value and reduced by an amount equal to the fair market value of the Lease through the end of the Term, also discounted to present value, to be due and payable immediately. In this event, Tenant will pay the same to Landlord immediately. Such payment will constitute payment of past due rent and payment in advance of the rent stipulated for the remainder of the Term of this Lease. Acceptance by Landlord of the payment of such rent will not constitute a waiver of any then existing default occurring thereafter.

(c) Landlord may enter upon and take possession of the Premises as agent of Tenant without terminating this Lease and without being liable to prosecution or any claim for damages. Landlord may relet the Premises and in that connection may make any suitable alterations or refurbish the Premises, or both, or change the character or use of the Premises. Landlord will not be required to relet for any use or purpose other than that specified in this Lease or which Landlord may reasonably consider injurious to the Premises, or to any Tenant that Landlord may consider objectionable, in Landlord’s reasonable discretion. Landlord may relet all or any portion of the Premises alone or in conjunction with other portions of the Building for a term longer or shorter than the term of this Lease at a rental rate greater or less than the then current rental rate provided in this Lease and upon such other terms (including the granting of concessions) as Landlord solely determines to be acceptable. If Landlord elects to reenter and relet all or any portion of the Premises, Landlord will be entitled to recover as damages immediately, without waiting until the due date of any future rent, or until the date fixed for Expiration Date of this Lease, the total of all rent owed and unpaid as of the date of the Event of Default. The Landlord can also recover the costs of reentry and reletting including without limitation the cost of any cleanup, refurbishing, removal of Tenant’s property and fixtures, expenses from Tenant’s failure to quit the Premises and to leave them in the required condition, any remodeling costs, reasonable attorneys’ fees, court costs, brokers’ commissions, advertising costs, and the difference between the rent and all of Tenant’s other obligations under this Lease and the actual rent received by Landlord from the Premises for the period commencing with the date of the Event of Default and continuing through the date designated as the Expiration Date of this Lease. No such reentry or taking possession of the Premises will be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention is given to Tenant. Landlord, however, will have no duty to relet the Premises and Landlord’s failure to do so will not release Tenant’s liability for rent or damages. If Landlord elects to enter and relet the Premises, Landlord may at any time thereafter elect to terminate this Lease for Tenant’s Event of Default. If Landlord takes possession of the Premises, Landlord will have the right to rent any other available space in the Building before reletting or attempting to relet the Premises.

(d) Landlord may bring suit for the collection of all sums or amounts with respect to which Tenant may be in an Event of Default and/or all damages attributable to any Event of Default by Tenant, or any action seeking injunctive relief to specifically enforce the covenants of Tenant in this Lease, or any other suit or proceeding for any other relief available to Landlord at law or in equity. Landlord may sue periodically to recover damages during the period corresponding to the remainder of the term of this Lease, and no action for damages will bar a later action for damages subsequently accruing.

(e) Landlord may do whatever Tenant is obligated to do by provisions of this Lease and may enter the Premises without being liable to prosecution or claim for damages in order to accomplish this purpose. Tenant will reimburse Landlord immediately upon demand for any expenses that Landlord may incur in complying with the terms of this Lease on behalf of Tenant. Landlord will not be liable for any damages to Tenant from such action, whether caused by negligence of Landlord or otherwise.

A termination of this Lease by Landlord or the recovery of possession of the Premises by Landlord, or any voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof, will not work a merger and will, at the option of Landlord, terminate all or any existing franchises, concessions, licenses, permits, subleases, subtenancies, departmental operating arrangements or the like between Tenant and any third party with respect to the Premises, or may, at the option of Landlord, operate as an assignment to Landlord of Tenant’s interest in the same.

If Tenant will fail to remove any effects which it is entitled to remove from the Premises upon the termination of this Lease, or upon a re-entry by Landlord for any cause whatsoever, or upon Tenant’s ceasing to possess the Premises for any reason, Landlord at its option may remove the same and store or dispose of such effects without liability for loss or damage thereto, and Tenant agrees to pay to Landlord on demand any and all expenses incurred in such removal, including court costs, reasonable attorneys’ fees, storage and insurance charges on such effects for any length of time the same will be in Landlord’s possession; or Landlord at its option, without notice, may sell such effects, or any of them, at private or public sale and without legal process, for such price or consideration as Landlord may obtain, and apply the proceeds of such sale upon any amounts due under this Lease from Tenant to Landlord, and upon the expenses incidental to the removing, cleaning the Premises, selling said effects, and any other expense, rendering the surplus, if any to Tenant; provided, however, in the event the proceeds of such sale or sales are insufficient to reimburse Landlord, Tenant will pay such deficiency upon demand. Tenant acknowledges and agrees that any such disposition of Tenant’s property in the above-described manner by Landlord will be deemed to be commercially reasonable and that no bailment will be created by Landlord’s exercise of any of its rights under this subparagraph.

Tenant, for itself and any and all persons claiming through or under Tenant including its creditors, upon the termination of this Lease or expiration of the Lease term, or in the event of entry of judgment for the recovery of the possession of the Premises in any action or proceeding, or if Landlord will re-enter the Premises by process of law or otherwise, hereby waives any right of redemption provided or permitted by any statute, law or decision now or hereafter in force. Tenant does hereby waive, surrender, and give up all rights or privileges which it or they may or might have under and by reason of any present or future law or decision to redeem the Premises or for a continuation of this Lease after having been dispossessed or ejected therefrom by process of law or otherwise.

SECTION 12.3 BANKRUPTCY OF TENANT. Nothing contained in this Lease will limit or prejudice the right of Landlord to prove and obtain in proceedings for the termination of this Lease by reason of bankruptcy or insolvency, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when and governing the proceedings in which such damages are to be provided, whether or not such amount be greater, equal to or less than the amount of the damages recoverable under the provisions of this Article.

SECTION 12.4 WAIVER OF JURY TRIAL AND COUNTERCLAIMS. Landlord and Tenant hereby waive the right to a trial by jury in any action or proceeding between and among them or their successors on any matters whatsoever arising out of this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, and/or any claim of injury or damage. Tenant hereby waives the right to interpose a counterclaim in any proceeding instituted by Landlord against Tenant to terminate this Lease (except compulsory counterclaims which must be raised by Tenant or lost), to obtain possession of the Premises, or to recover rent. This will not, however, be construed as a waiver of Tenant’s right to assert such claims in any separate action or actions brought by Tenant.

SECTION 12.5 RIGHTS CUMULATIVE. All rights and remedies of Landlord herein enumerated will be cumulative and none will exclude any other right or remedy allowed by law, and said rights and remedies may be exercised and enforced concurrently and whenever and as often as occasion therefor arises. Suit or suits for the recovery of damages may be brought by Landlord, from time to time, at Landlord’s election, and nothing herein will be deemed to require Landlord to await the date whereon this Lease or the term hereof would have expired had there been no Event of Default.

SECTION 12.6 LANDLORD DEFAULTS/TENANT REMEDIES. Landlord will not be in default in the performance of any obligation required to be performed by Landlord under this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail Landlord’s failure to perform; provided however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord will not be deemed in default if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any default by Landlord, Tenant may exercise any of its rights provided at law or in equity.

ARTICLE XIII. SURRENDER OF PREMISES

SECTION 13.1 SURRENDER. On the last day of the Term of this Lease or upon the earlier termination thereof for any reason, Tenant will peaceably and quietly surrender the Premises in good order, condition, and repair, broom-clean, reasonable wear and tear and casualty excepted, and will surrender all keys to the Premises to Landlord at the place then fixed for the payment of rent and will inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises. All improvements, alterations, or additions, whether temporary or permanent, made in or upon the Premises, either by Landlord or Tenant, will be deemed a part of the Building and the property of Landlord and will remain upon and be surrendered with the Premises at the expiration or earlier termination of this Lease without compensation to Tenant. However, Landlord may, at its option, require that Tenant remove any or all improvements, alterations, or additions (excluding Landlord’s Work, which shall remain in the Premises) at the expiration of the term or such other time at which Tenant ceases to possess the Premises, and restore the Premises to their prior condition; provided, however, that Tenant shall only be required to remove such alterations, improvements or additions if, at the time of Landlord’s consent to such alterations, improvements or additions, Landlord advised Tenant in writing that the same must be so removed. Tenant shall remove all furniture, movable trade fixtures, and equipment installed by Tenant at termination of this Lease. All such removals will be accomplished in a workmanlike manner so as not to damage the Premises or the Building, including the structure or structural qualities of the Building or the plumbing, electrical lines, or other utilities. Any such furniture, movable trade fixtures, and equipment not promptly removed by Tenant shall, at Landlord’s option be deemed conclusively to have been abandoned by Tenant and may be appropriated, sold, destroyed, or otherwise disposed of by Landlord without notice to Tenant or obligation to compensate Tenant or to account therefor. Tenant will pay Landlord, on demand, all reasonable and actual costs incurred by Landlord in connection with such abandonment. The foregoing provisions will survive expiration or termination of this Lease.

ARTICLE XIV. QUIET ENJOYMENT

SECTION 14.1 LANDLORD’S COVENANT. Landlord represents and covenants that Tenant, provided Tenant is not in an Event of Default, shall and may peaceably and quietly occupy the Premises during the Term of this Lease, including any properly exercised renewal or extension thereof. In addition, Landlord agrees to make reasonable efforts to protect Tenant from interference or disturbance by other tenants or third persons. However, Landlord shall not be liable for any such interference or disturbance nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance. Notwithstanding the foregoing, Tenant acknowledges that maintenance and repairs on or about Premises, or construction and renovation work on the Building, may cause inconvenience to tenants or their customers, delays in delivery of services, lack of access to certain areas, limits on available parking and similar consequences. Except as otherwise provided in this Lease, Tenant waives and relinquishes all claims hereafter arising against Landlord with respect to such work, and agrees that no actions taken in connection with such work will permit Tenant to terminate this Lease or relieve Tenant of its obligations hereunder, including, without limitation, the obligation to pay all rent due hereunder.

ARTICLE XV. SALE OR MORTGAGING OF THE BUILDING

SECTION 15.1 SUBORDINATION. Tenant’s rights hereunder are hereby declared to be subordinate to the lien of any mortgage or other security interest resulting from any method of financing or refinancing, now or hereafter placed upon the Premises or the land or buildings of which the Premises are a part and to all advances made or hereafter to be made upon the security thereof; provided that every such mortgage or security interest will contain a provision that the mortgagee or holder of the mortgage or security interest will recognize the validity of this Lease in the event of a foreclosure of Landlord’s interest so long as Tenant is not in an Event of Default under the terms of this Lease. Landlord represents that there are no mortgages, deeds of trust or ground leases encumbering the Building on the date hereof other than in favor of U.S. Bank, N.A. (the “Existing Lender”) and Twentieth Century Markets, Inc. (the “Ground Lessor”). Landlord shall endeavor to obtain and deliver to Tenant a non-disturbance agreement substantially in the same form attached hereto as Exhibit F from the Existing Lender and Ground Lessor. If Landlord has not delivered to Tenant such an agreement within forty-five (45) days after the date of this Lease, Tenant shall have the right, at its option, to terminate this Lease by sending written notice of such election prior to the time Landlord delivers the agreement to Tenant. Landlord shall also endeavor to obtain and deliver to Tenant a non-disturbance agreement substantially in the same form attached hereto as Exhibit F from any future lender or ground lessor.

SECTION 15.2 LIABILITY OF LANDLORD; SALE OF PROPERTY. Under this Lease, the liability of Landlord is limited to Landlord’s interest in the Building and land upon which it is situated and any judgment against Landlord will be enforceable solely against Landlord’s interest in said Building and land. In the event Landlord transfers its interest in the Building, Landlord shall thereby be released from any further obligation hereunder and Tenant agrees to look solely to the successor in interest of the Landlord for the performance of such obligations.

SECTION 15.3 ESTOPPEL CERTIFICATE. Within ten (10) days after receipt of written request by Landlord, Tenant agrees to deliver in recordable form a certificate to any proposed mortgagee or purchaser or encumbrancer, or to Landlord, in a form reasonably acceptable to such party certifying (if such be the case) that this Lease is in full force and effect and that there are no defenses or offsets thereto, or stating those claimed by Tenant. Tenant’s failure to deliver such statement within such time will be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord’s performance, and (iii) that not more than one (1) month’s rent has been paid in advance.

ARTICLE XVI. EMINENT DOMAIN

SECTION 16.1 TOTAL TAKING OF LEASED PREMISES. If a condemning authority takes all of the Premises or a portion sufficient to render the Premises reasonably unsuitable for the use Tenant was then making of the Premises, in Tenant’s reasonable discretion, this Lease will terminate as of the date the title vests in the condemning authority.

SECTION 16.2 PARTIAL TAKING OF LEASED PREMISES. If a portion of the Premises is condemned and the balance of the Premises not taken is suitable for the use Tenant is then making of the Premises, in Tenant’s reasonable discretion, this Lease will terminate as to the portion taken, as of the date title vests in the condemning authority, and continue as to the remainder. Landlord, at its sole cost and expense, will proceed as soon as reasonably possible to make such repairs and alterations to the Premises as are necessary to restore the remaining Premises to a condition as comparable as reasonably practical to that existing at the time of the condemnation. After the date on which title vests in the condemning authority or an earlier date upon which alterations or repairs are commenced by Landlord to restore the balance of the Premises in anticipation of the taking, the rent will be reduced in proportion to the reduction in area of the Premises as a result of the partial taking.

SECTION 16.3 TAKING OF BUILDING. If a condemning authority takes a portion of the Building other than the Premises, which is so substantial as to render in Landlord’s reasonable opinion the remainder uneconomic to maintain, Landlord may terminate this Lease by notifying Tenant of such termination within ninety (90) days following the date title vests in the condemning authority, if Landlord also terminates the leases of the other tenants of the Building which are leasing comparably sized space on comparable lease terms.

SECTION 16.4 SALE IN LIEU OF CONDEMNATION. Sale of all or a part of the Premises or Building to a purchaser with the power of eminent domain in the face of a threat, or the probability of the exercise of the power, will be treated as a taking by condemnation.

SECTION 16.5 AWARD. Landlord will be entitled to all compensation paid as a result of such taking or condemnation without participation by Tenant. Tenant may pursue a claim against and will be entitled to the portion of any award specifically designated by the condemning authority for any personal property of Tenant, loss of business and cost of relocation, provided such claim or award does not diminish or adversely affect the compensation to be paid to Landlord.

ARTICLE XVII. WAIVER AND ACCORD AND SATISFACTION

SECTION 17.1 WAIVER. The waiver by Landlord or Tenant of any term, covenant, agreement, or condition contained in this Lease will not be deemed to be a waiver of any subsequent breach of the same or of any other term, covenant, agreement, condition, or provision of this Lease. Nor will any custom or practice which may develop between the parties in the administration of this Lease be construed to waive or lessen the right of Landlord or Tenant to insist upon the performance by the other in strict accordance with all of the terms, covenants, agreements, conditions, and provisions of this Lease. The subsequent acceptance by Landlord of any payment owed by Tenant under this Lease, or the payment of rent by Tenant, will not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, agreement, condition, or provision of this Lease, other than the failure of Tenant to make the specific payment so accepted by Landlord, regardless of Landlord’s or Tenant’s knowledge of such preceding breach at the time of the making or acceptance of such payment.

SECTION 17.2 ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than any rent herein stipulated will be deemed other than payment on account of the earliest stipulated rent, nor will any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any remedy which would otherwise be available. Accord and satisfaction, if any, will be accomplished by a separate document executed by both parties.

ARTICLE XVIII. MISCELLANEOUS

SECTION 18.1 FORCE MAJEURE. If either Landlord or Tenant will be delayed or hindered in or prevented from the performance of any act required hereunder by reason of any strike, lockout, labor trouble, inability to procure materials, failure of power, restrictive governmental laws or regulation, riot, insurrection, picketing, sit-in, war or other reason of a like nature not attributable to the negligence or fault of the other party delayed in performing work or doing any act required under the terms of this Lease, then the performance of such work or act will be excused for the period of the unavoidable delay and the period for the performance of any such work or act will be extended for an equivalent period. However, this provision will not operate to excuse Tenant from the timely payment of rent or other payments required by the terms of this Lease.

SECTION 18.2 RELATIONSHIP BETWEEN LANDLORD AND TENANT. Nothing contained in this Lease will create any relationship between the parties hereto other than that of Landlord and Tenant, and Landlord will not in any way or for any purpose, become a partner of Tenant in the conduct of its business or otherwise, or a member of a joint venture or enterprise with Tenant.

SECTION 18.3 BROKER’S COMMISSION. Tenant represents and warrants to Landlord that it has not engaged any broker, finder, other person, or entity who would be entitled to any commission or fee with respect to the negotiation, execution, or delivery of this Lease other than Gelbach, LLC and will indemnify and hold harmless Landlord against any loss, cost, liability, or expense incurred by Landlord as a result of any claim asserted by such other broker, finder, other person, or entity on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant. Landlord represents and warrants to Tenant that it has not engaged any broker, finder, person, or entity who would be entitled to any commission or fee with respect to the negotiation, execution, or delivery of this Lease, other than the Fiore Companies, Inc. (Landlord’s leasing agent) with whom Landlord has listed the Building for lease, and will indemnify and hold harmless Tenant against any loss, cost, liability, or expense incurred by Tenant as a result of any claim asserted by such broker, finder, other person, or entity on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Landlord. Landlord shall be solely responsible for any commission or fee owed to the Fiore Companies, Inc. Landlord shall also be responsible for paying Gelbach, LLC a commission for the initial term of this Lease transaction according to the terms and provisions of Gelbach, LLC’s written recognition, acknowledged by the Fiore Companies and dated July     , 2003, of its right to share the commission payable by Landlord under its listing agreement with the Fiore Companies, Inc.

SECTION 18.4 ENTIRE AGREEMENT. This Lease and the exhibits and attachments, if any, set forth all covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and replace and supersede all previous agreements (written or oral), if any, and there are no covenants, promises, agreements, conditions, or understandings, either oral or written, between them other than those herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to or of this Lease will be binding upon Landlord and Tenant, unless the same is reduced to writing and signed by the parties.

SECTION 18.5 PARTIAL INVALIDITY. The provisions of this Lease will be deemed separable, and if any term or provision of this Lease or the application thereof to any person or circumstances will to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, will not be affected thereby, and each term, covenant or condition of this Lease will be valid and be enforced to the fullest extent permitted by law.

SECTION 18.6 ENFORCEMENT OF PROVISIONS. All costs and expenses, including attorneys’ fees in a reasonable amount incurred by Landlord or Tenant in any suit, trial or appeal thereof commenced to enforce the obligations of either under this Lease, will be paid by the losing party to the prevailing party upon demand.

SECTION 18.7 CAPTIONS AND SECTION NUMBERS. The captions, section numbers, article numbers and index appearing in this Lease are inserted only as a matter of convenience and in no way define or limit the scope or intent of such sections or articles or this Lease, nor in any way affect this Lease.

SECTION 18.8 NO OPTION. Submission of this Lease for examination does not constitute a reservation of or an option for the Premises, and this Lease will become effective as a Lease only upon execution and delivery thereof by Landlord and Tenant.

SECTION 18.9 RECORDING. Tenant will not record this Lease without the written consent of Landlord. However, upon request by either party hereto the parties will join in the execution of a memorandum or so-called “short form” of this Lease for the purpose of recordation. Such memorandum or short form Lease will describe the parties, the Premises and the terms of this Lease and will incorporate this Lease by reference.

SECTION 18.10 SUCCESSORS AND ASSIGNS. This Lease will be binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns, except as otherwise herein specifically provided.

SECTION 18.11 NOTICES. All notices and demands under this Lease shall be in writing and delivered in person, or sent by pre-paid United States registered or certified mail, return receipt requested or sent by a nationally recognized overnight carrier, at the addresses designated in Section 0.10, or such addresses as hereafter may be designated by either party in writing. Notices that are mailed shall be deemed given on the date of mailing.

SECTION 18.12 TENANT DEFINED. The word “Tenant” when used herein will be taken to mean either the singular or the plural and will refer to male or female, to corporations or partnerships, as the case may be, or as grammatical construction will require.

SECTION 18.13 AUTHORITY. If Tenant signs this Lease as a corporation or partnership, each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant is duly formed and in good standing, and that each and every person signing on behalf of Tenant has full corporate or partnership power and authority, as the case may be, to enter into this Lease and has taken all corporate or partnership action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this Lease constitutes a valid and binding obligation enforceable in accordance with its terms. Upon Landlord’s request, Tenant will provide evidence satisfactory to Landlord confirming these representations.

SECTION 18.14 DETERMINATIONS BY LANDLORD. Whenever in this Lease Landlord is to make any determination or decision, Landlord will make its determination or decision in the exercise of its sole discretion and judgment; however, any such determination or decision will not bind Landlord if it has not been confirmed in writing.

SECTION 18.15 TIME OF THE ESSENCE. Time is of the essence in the performance by either party of its obligations hereunder.

SECTION 18.16 MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, will not work a merger, and will, at the option of Landlord, terminate all or any existing sub-tenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such sub-tenancies.

SECTION 18.17 GOVERNING LAW / INTERPRETATION. This Lease will be governed by and construed in accordance with the laws of the state in which the Building is located. Landlord and Tenant understand, agree, and acknowledge that this Lease has been freely negotiated by both parties; and that, in any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there will be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

SECTION 18.18 OPTIONS TO EXTEND. So long as this Lease is in full force and effect, Tenant will have the right, to be exercised as hereinafter provided, to extend the term of this Lease for two (2) successive periods of three (3) years each on the following terms and conditions:

Except with respect to Base Rent each extended term will be on the same terms, covenants, and conditions as provided in this Lease, except that there will be no privilege to extend the term of this Lease for any period of time beyond the expiration of the second extended term;

Base Rent for the initial extended term shall be determined according to Section 4.2.

Base Rent for the second extended term shall be ninety-five percent (95%) of the Prevailing Market Rent (as determined herein) for substantially similar space in Downtown Madison, Wisconsin taking into account concessions (i.e. tenant improvement allowances for renewals, free rent, pass throughs, etc.) then being offered in the marketplace. The Adjustment To Minimum Rent as set forth in Article IV, Section 4.2 shall continue to operate throughout each extended term;

With respect to the second extended term, this Lease will have previously been extended for the first extended term;

Tenant will exercise its right to an extension in the following manner:

(a)	At least one hundred eighty (180) days prior to the expiration of the initial term and at least one hundred eighty (180) days prior to the expiration of any extended term, Tenant will give notice to Landlord in writing of its election to exercise the right to extend the term of this Lease or subsequent extended term, as the case may be.

(b)	On the giving of such notice, this Lease, subject to the terms of this provision, will be deemed to be extended and the term thereof extended for a period of three (3) years from the date of expiration of the initial term, or from the date of expiration of the extended term during which such notice is given, as the case may be, without the execution of any further lease or instrument except for a Lease Amendment setting forth the new Base Rent during the renewal period, determined in accordance with the provisions below.

(c)	For the second extended term, if applicable, within ten (10) business days of receipt of Tenant’s election, Landlord shall send to Tenant a written notice specifying the Prevailing Market Rent as determined by Landlord in accordance with this Section 18.18. Within thirty (30) days after receipt of such notice from Landlord, Tenant shall send Landlord a written notice of Tenant’s acceptance or challenge of Landlord’s determination of such rate, provided, however, that in the event that Tenant fails to respond within such thirty (30) day period, Tenant shall be deemed to have accepted Landlord’s determination of the Prevailing Market Rent. In the event that Tenant challenges Landlord’s determination of the Prevailing Market Rent and Landlord and Tenant are not able to agree on such rate within thirty (30) days (the “Negotiation Period”) after Tenant notifies Landlord of Tenant’s initial rejection of Landlord’s determination of such Prevailing Market Rent, then Landlord and Tenant shall each, within fifteen (15) days after the expiration of the Negotiation Period, select an appraiser, each of whom shall be a licensed real estate broker or a MAI-certified real estate appraiser with at least five (5) years’ experience in the metropolitan Madison office market who shall determine the Prevailing Market Rent in accordance with this Section 18.18. The appraisers shall be instructed to complete the appraisal procedure and to submit their written determinations to Landlord and Tenant within thirty (30) days after their meeting. In the event that the determination of the Prevailing Market Rent submitted by Landlord’s appraiser is equal to or less than one hundred ten percent (110%) of the determination of the Prevailing Market Rent submitted by Tenant’s appraiser, the Prevailing Market Rent shall be the average of such determinations. If the determination of the Prevailing Market Rent submitted by Landlord’s appraiser is greater than one hundred ten percent (110%) of the determination of the Prevailing Market Rent submitted by Tenant’s appraiser, the appraisers shall, within ten (10) days, appoint a third appraiser with similar qualifications to make such determination of the Prevailing Market Rent. The third appraiser shall be instructed to complete the appraisal procedure and to submit a written determination of the Prevailing Market Rent to Landlord and Tenant within thirty (30) days after such appraiser’s appointment. The determination which is neither the highest nor the lowest of the three determinations shall be binding upon Landlord and Tenant as the Prevailing Market Rent. Landlord and Tenant shall each bear the costs of their respective appraisers. The expenses of the third appraiser shall be borne one-half (1/2) by Landlord and one-half (1/2) by Tenant.

SECTION 18.19 EXPANSION RIGHT. So long as there are at least four (4) years remaining on the Term of this Lease (as extended), Tenant shall have a right of first offer (“Right of First Offer”) to lease adjacent space (“Offer Space”) to the Premises subject to the following conditions at the time Tenant exercises the Right of First Offer: a) the Lease must be in full force and effect, b) Tenant shall not be in default under the Lease beyond any applicable cure periods; nor shall Tenant be in default under the Lease at the Commencement Date for the Offer Space (defined below) beyond any applicable cure periods, and c) Tenant’s then current financial condition meets the financial criteria reasonably acceptable to Landlord.

Subject to the other terms of this Section, after any part of the Offer Space has or will “become available” for leasing by the Landlord (defined below), Landlord shall not, during the Term of this Lease or any renewal or extension thereof, lease to another tenant that available portion of the Offer Space (“Available Offer Space”) without first offering Tenant the right to lease such Available Offer Space, such space to be offered at the same Base Rent and Additional Rent as Tenant’s then existing space with Landlord providing a tenant improvement allowance of $30 per usable square feet to improve the Offer Space in a manner substantially similar to Tenant’s original Premises office space. Space shall deemed to “become available” when the lease for any current tenant of all or a portion of the Offer Space expires or is otherwise terminated. Notwithstanding this, Offer Space shall not be deemed to “become available” if the space is i) assigned or subleased by the current tenant of the space, or ii) re-let by the current tenant of the space by renewal, extension, or renegotiation.

Consistent with this, Landlord shall not lease any such Available Offer Space to another tenant unless and until Landlord has first offered the Available Offer Space to Tenant in wiriting (the “First Offer Leasing Notice”) and Tenant either rejects such offer or a period of thirty (30) days has elapsed from the date that

Tenant has received the First Offer Leasing Notice without Tenant having notified Landlord in writing of its acceptance of such First Offer Leasing Notice and supplied Landlord with current financial statements that satisfy Landlord of Tenant’s current financial condition meets the financial criterial reasonably acceptable to Landlord.

If Tenant timely delivers to Landlord, in accordance with the conditions of this Section, written notice of tenants exercise of the Right of First Offer for all of the Available Offer Space (along with Tenant’s financial statements) and Landlord determines that Tenant meets all of the conditions provided in this Section, then the Available Offer Space shall be deemed added to the Premises and subject to ther terms and conditions in the Lease, with the exception of those Lease modifications set forth in subsection (a) below.

(a)	If Tenant leases the Available Offer Space pursuant to the terms of this Section, all the obligations, terms, and conditions under the Lease shall also apply to the Available Offer Space except that:

a.	The Commencment Date for the Lease for the Available Offer Space (“the Commencment Date for the Available Offer Space”) shall be the day the Available Offer Space is delivered to the Tenant broom clean, free of tenants or other occupants in its then “as is” condition;

b.	As of the Commencement Date for the Available Offer Space, Tenant’s Pro Rata Share shall be increased to an amount computed to reflect the addition of such Available Offer Space; and

c.	As of the Commencement Date for the Available Offer Space, the Base Rent shall be increased to reflect the additional space which shall be offered at the same rent per Usable Area as Tenant’s original space (as adjusted by Section 4.2).

If Tenant declines or fails to duly and timely exercise its Right of First Offer or fails to meet all of the conditions provided in this Section, Landlord shall thereafter be free to lease the Available Offer Space in portions or in its entirety to any third-party tenant at any time without regard to the restrictions in this Section and on whatever terms and conditions Landlord may decide in its sole discretion.

Within thirty (30) days after the Commencment Date for the Available Offer Space, Landlord and Tenant shall confirm the following in a written amendment to the Lease:

a.	The Commencement Date for the Available Offer Space;

b.	The location and size of the Available Offer Space that was leased by Tenant with an exhibit annexed showing that space crosshatched;

c.	The new Base Rent to be paid by Tenant; and

d.	Tenant’s increased Tenant’s Pro Rata Share.

This Right of First Offer is personal to the Tenant and shall become null and void upon the occurrence of an assignment of the Lease or a sublet of all or a part of the Premises (except as to assignments and sublets to any parent, subsidiary or affiliate corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all or substantially all of the assets of Tenant’s business as a going concern).

ARTICLE XIX. ATTACHMENTS

SECTION 19.1 ATTACHMENTS. The following are attached hereto and made a part hereof with the same force and effect as if set forth in full herein:

Exhibit “A” Premises/Legal Description.

Exhibit “B” Landlord’s and Tenant’s Construction Obligations/Initial Plans and Design Specifications.

Exhibit “C” Rules and Regulations.

Exhibit “D” Parking Addendum.

Exhibit “E” Janitorial Specifications

Exhibit “F” Subordination, Non-Disturbance and Attornment Agreement

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day, month, and year first above written.

TENANT: SONIC FOUNDRY, INC.

By:
Name:

Its:

By:
Name:

Its:

LANDLORD: WEST WASHINGTON ASSOCIATES LLC

By: THE FIORE COMPANIES, INC., Management Agent

By:
William J. Kunkler, Executive Vice President

By:
Lee R. Ferderer, Corporate Counsel

EXHIBIT “A”

EXHIBIT “A-1”

LEGAL DESCRIPTION

Lots Four (4), Five (5), Six (6), Seven (7), Eight (8) and Nine (9), Block Sixty-Six (66), in the City of Madison, Dane County, Wisconsin.

EXHIBIT “B”

LANDLORD’S AND TENANT’S CONSTRUCTION OBLIGATIONS

I. CONSTRUCTION PROCEDURES

Landlord shall construct, at Landlord’s cost and expense, the improvements for the Premises set forth in this Exhibit B (the “Landlord’s Work”) in accordance with the following provisions. Attached hereto as Exhibit B-1 are the initial plans, which have been agreed by Landlord and Tenant (the “Initial Plans”). Within ten (10) days after execution and delivery of this Lease, Landlord shall cause its architect to prepare complete architectural and engineering drawings and specifications (the “Drawings”), based upon the Initial Plans and to deliver the Drawings to Tenant for its review and approval. Within three (3) business days after receipt of the Drawings, Tenant shall approve or disapprove (setting forth the reasons for such disapproval) such Drawings, based upon general compliance with the Initial Plans. In the event of disapproval, Landlord shall cause its architect to incorporate Tenant’s requested changes and resubmit to Tenant for its approval. This process shall continue until both parties have agreed to the Drawings. As finally approved, the Drawings shall be called the “Final Plans.” Tenant’s approval of the Final Plans shall not constitute or imply a representation or warranty of any kind, including whether such Final Plans comply with laws, rules, regulations, ordinances, or permits.

Landlord, at its sole cost and expense, will cause the Final Plans to be filed with the appropriate governmental agencies in such form (buildings notice, alteration or other form) as may be required. If Tenant will desire any additional work after the Final Plans have been approved (such request to be called a “Change Order”), Tenant will cause similar plans and specifications for such work to be drawn at Tenant’s sole expense, either by arranging therefor with Landlord’s architect and/ or engineer, or by consultants of its own selection. All such plans and specifications for Change Orders will be submitted to Landlord for Landlord’s review and approval. Landlord reserves the right to give directives to Tenant’s architect or engineer, at Tenant’s expense, for the purpose of insuring that such Change Orders conform to the Building requirements. Landlord covenants it will not unreasonably withhold or delay such review.

Change Orders shall be performed by Landlord; any costs associated with Change Orders shall be borne by Tenant. Prior to commencing any such Change Order work, Landlord will submit to Tenant written estimates of the cost of any such Change Order work above the costs indicated for the Final Plans. If Tenant will fail to approve or disapprove any such estimate within one (1) week from the date of submission thereof by Landlord, then Landlord shall not be required to perform the Change Order request.

Landlord will permit Tenant and it agents reasonable access to the Premises during normal working hours prior to the date specified for the commencement of Tenant’s occupancy under this Lease, in order that Tenant may perform through its own contractors such cabling and installation of furniture (“Tenant’s Work”) as Tenant may desire at the time that Landlord’s contractors are working in the Premises. All contractors engaged by Tenant as permitted by Landlord will be bondable, licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord’s general contractor and other contractors on the job. Such license is further conditioned upon Workers’ Compensation and public liability insurance and property damage insurance, all in amounts and with companies and on forms reasonably satisfactory to Landlord, being provided and at all times maintained by Tenant’s contractors engaged in the performance of the Tenant’s Work, and certificates of such insurance being furnished to Landlord, prior to proceeding with the Tenant’s Work. If at any time such entry will cause disharmony or interference with Landlord’s mechanics or contractors, this license may be withdrawn by Landlord upon forty-eight (48) hours written notice to Tenant. Such entry will be deemed to be subject to all of the terms, covenants, provisions and conditions of this Lease except as to the covenant to pay rent. Landlord will not be liable in any way for any injury, loss or damage which may occur to Tenant, its employees, contractors, agents, workmen and mechanics, or any one or more of them, or to any of Tenant’s decorations or installations so made prior to commencement of the term of the Lease, the same being solely at Tenant’s risk and Tenant hereby agrees to indemnify and hold Landlord harmless form any and all claims therefor or arising therefrom, except and to the extent caused by the negligence or willful misconduct of Landlord or Landlord’s employees, contractors, agents, or representatives.

Landlord shall perform the Landlord’s Work in a good and workmanlike manner in accordance with all laws, including the ADA. Landlord will cause the repair or replacement of any defects in material or workmanship, if any, in the improvements installed by Landlord, if Landlord receives written notification of such defect from Tenant within the period of one (1) year after Substantial Completion. Tenant’s sole and exclusive remedy against Landlord will be for the repair. Landlord will not be responsible for any defect of any nature in the improvements installed by Landlord of which Landlord is not so notified within such one (1) year period. LANDLORD MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, IN IMPROVEMENTS EXCEPT THE WARRANTIES EXPRESSLY SET FORTH HEREIN. TENANT’S SOLE REMEDY FOR THE BREACH OF ANY APPLICABLE WARRANTY WILL BE THE REMEDY SET FORTH HEREIN. Tenant agrees that no other remedy, including without limitation incidental or consequential damages for lost profits, injury to person or property, or any other incidental or consequential loss will be available to Tenant.

II. TENANTS CONTRIBUTION TO LANDLORD’S WORK

A.	Landlord, as part of Landlord’s Work, shall acquire and install Landlord’s standard proximity card readers in quantities and locations specified by Tenant, acquire and install anti-static vct tile as specified by Tenant in the areas labeled “data closet” and “manufact.” on the Initial Plans and attached hereto, and provided a 75kva service and feeder to Tenant’s Premises. Tenant agrees to reimburse Landlord in the amount of $12,100.00 for these items of Landlord’s Work (“Tenant’s Contribution Towards Landlord’s Work”). Tenant’s Contribution Toward’s Landlord’s Work shall be due and payable upon Substantial Completion of the Premises as defined in Section 3.2.

III. TENANT’S WORK

A.	Tenant will do and perform at its expense all Tenant’s Work. Without limiting the foregoing, Tenant’s Work shall include data wiring, acquisition and installation of Liebert-type specialized air conditioning and power back-up and power conditioning equipment, acquisition and installation of any specialized fire suppression systems (i.e. FM 200), acquisition and installation of all workstations including final electrical connections thereto and any specialized electrical work required in the manufacturing and data areas shown on the Initial Plans. In addition, all office furniture and equipment shown on the Initial Plans are for illustration purposes only. Before doing any Tenant’s Work, Tenant must receive prior written permission from Landlord. No work performed by Tenant is in lieu of current rent or an advance rental payment

Tenant’s construction will comply in all respects with applicable federal, state, county, and local statutes, ordinances, regulations, laws, and codes. Tenant will be responsible for all necessary permits and approvals required to pursue Tenant’s Work. Tenant’s Work will not hinder or interfere with the conducting of business by other tenants. Tenant’s contractor or subcontractors will not at any time damage, injure, interfere with or delay any other construction within the Building.

EXHIBIT “B-1”

INITIAL PLANS & DESIGN SPECIFICATIONS

EXHIBIT “C”

RULES AND REGULATIONS

1. Access may be had by Tenant to the Common Areas and to the Premises at any time between the hours of 7:00 a.m. and 6:00 p.m., Monday through Friday, legal holidays excepted. At other times access to the Building may be refused unless the person seeking admission has an access card. Tenant shall be responsible for all persons for whom Tenant requests passes or access cards and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for the admission or exclusion of any person from the Building. Subject to Landlord’s security system, Tenant shall have access to the Building garage and Premises 24 hours/day, 7 days/week.

2. Upon the Commencement Date, Landlord will furnish, at Landlord’s cost, Tenant’s then current employees with keys and/or access cards to the main Building entry doors and to Tenant’s Premises. Thereafter, Landlord will make a reasonable charge for any additional keys and/or access cards. Tenant will not have such keys duplicated. Tenant will not alter any lock, install a new or additional lock or any bolt on any door of its Premises without prior written consent of Landlord. Upon Termination of this Lease, Tenant will deliver to Landlord all keys and/or access cards to doors in the Building and Premises.

3. Sidewalks, doorways, vestibules, halls, stairways and similar areas will not be unreasonably obstructed by Tenant or used for any purpose other than ingress or egress to and from the Premises and for going from one to another part of the Building. Except as otherwise provided in the Lease, Tenant will not enter the mechanical rooms, air conditioning rooms, electrical closets, janitorial closets, or similar areas outside of the Premises or go upon the roof of the Building without the prior written consent of Landlord.

4. Landlord will provide and install, at Landlord’s cost, all letters or numerals on entrance doors to the Premises; all such letters and numerals will be in the building standard graphics, and no others will be used or permitted on the exterior of, or which may be visible from outside the Premises. Said graphics/signs may be updated or changed from time to time at Landlord’s discretion.

5. Landlord in conspicuous places in the Building will place directories. No other directories will be permitted unless previously consented to by Landlord in writing. Landlord reserves the right to restrict the amount of directory space utilized by Tenant. Directory strips displaying the names and location of Tenant’s company, officers or employees must be ordered through Landlord at Landlord’s sole cost. The cost of resigning after Tenant’s initial occupancy shall be borne by Tenant.

6. No signs, advertisements or notices will be painted or affixed on or to any windows or doors, or other part of the Building, or that are visible from the exterior of the Building, except of such color, size and style and in such places as will be first approved in writing by Landlord.

7. Landlord will have the power to prescribe the weight and position of iron safes, bookshelves, or other heavy equipment, which will in all cases, to distribute weight, stand on plank strips at least two inches thick. All damage done to the Building by taking in or putting out any property of a Tenant, or done by Tenant’s property while in the Building, will be repaired at the expense of Tenant.

8. Tenant will notify the Building manager when safes, furniture or other heavy equipment are to be taken in or out of the Building, and the moving will be done under the supervision of the Building Manager, after written permit from Landlord. Persons employed to move such property must be approved by Landlord.

9. No furniture, packages, or bulky material of any kind will be received in the Building or carried up or down stairs or in the elevators, except in the manner and at the times specified by Landlord. Tenant will not use in the delivery, receipt, or other movement of supplies and personal property, any hand trucks or carts other than those equipped with rubber tires and side guards.

10. Corridor doors, when not in use, will be kept closed.

11. Except as otherwise provided in the Lease, Tenant will not conduct mechanical or manufacturing operations, cook or prepare food (except microwave cooking for the benefit of Tenant’s employees), or place or use any inflammable, combustible, explosive or hazardous fluid, chemical, device, substance or material in or about the Building without prior written consent of Landlord. Tenant will comply with all rules, orders, regulations, and requirements of the applicable Fire Rating Bureau, or other similar body.

12. Electric space heaters will not be used without Landlord’s prior written permission.

13. No flashing lights or search lights, loud speakers, television sets, phonographs, radios or other devices will be used in a manner so as to be heard or seen outside of the Premises without the prior written consent of Landlord.

14. Tenant will not make or permit any improper noise, cause disturbances, or create odors in the Building, or otherwise unreasonably interfere in any way with other tenants, or persons having business with them.

15. Tenant will cooperate with Landlord’s employees in keeping Premises neat and clean.

16. Nothing will be swept or thrown into the corridors, halls, elevators shafts or stairways. No birds or animals will be brought into or kept in or about the Building, other than animals assisting disabled persons.

17. No machinery other than standard office machines such as typewriters, calculators, copying machines, personal computers, and similar machines will be operated on Premises without the prior written consent of Landlord.

18. Tenant will not place anything, including but not limited to furniture, fixtures, equipment, merchandise displays, decorations, advertisements and signs, in any of the Common Areas of the Building or the sidewalks adjacent thereto, without prior written approval of Landlord.

19. Tenant will not in or on any part of the Common Areas: a) vend or solicit orders for sale or distribution of any merchandise, service periodical, book, pamphlet or other material; b) distribute any circular, handbill, placard, or other material; c) solicit membership in any organization or group or contribution for any purpose; d) create a nuisance or hazard; e) discard refuse, except in designated receptacles; or f) damage any sign, lighting fixture, landscaping material, other improvements, property of customers, or property of others within the Building.

20. The plumbing facilities will not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind will be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision will be borne by Tenant who will, or whose employees, agents or invitees will have caused it.

21. Bicycles or other vehicles will not be permitted in the offices, halls, or corridors of the Building, nor will any obstruction of sidewalks or entrances of the Building by such be permitted.

22. Without limitation upon any of the provisions of this Lease, Tenant will refer all contractor representatives, installation technicians, janitorial workers and other mechanics, artisans, and laborers rendering any service in connection with the repair, maintenance, or improvement of the Building to Landlord for Landlord’s supervision, approval, and control before performance of any such service. This will apply to all work performed in the Building, including without limitation, installation of telephones, computers, electrical, and electronic devices of any kind and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment, or any other portion of the Building. Plans and specifications for such work, prepared at Tenant’s sole expense, will be submitted to Landlord and will be subject to Landlord’s prior written approval in each instance before the commencement of work.

No blinds, shades, curtains, draperies or similar items visible from the exterior of the Building (other than Landlord’s Building Standard mini-blinds) shall be installed without Landlord’s prior written consent.

EXHIBIT “D”

PARKING ADDENDUM

So long as this Lease remains in effect and Tenant is not in an Event of Default hereunder, Tenant will have a non-exclusive license to use up to 12 parking spaces located in the Building in consideration for Tenant’s payment of $115.00 per month which will be due and payable as Additional Rent at the same time as are Tenant’s monthly installments of Base Rent. This non-exclusive license will commence on the date on which Tenant’s rental obligation under the Lease commences, and will terminate upon the Lease Expiration Date (as extended). The monthly payment hereunder will be increased on each Escalation Date by three percent (3%).

Upon not less than 30 days notice, Landlord may alter the number of parking spaces which Tenant will have the right to use, provided that the number of spaces provided to Tenant will not be diminished below that number of the parking spaces set forth above and the monthly payment hereunder will not be increased. Landlord reserves the right to specifically assign and reassign from time to time any or all of said parking spaces among the tenants of the Building in any manner in which Landlord determines in its sole discretion and Tenant will, upon not less than 10 days notice from Landlord, furnish Landlord with the state automobile license number assigned to its automobile or automobiles and the automobiles of all of its employees and representatives employed or working in the Premises and Tenant agrees to comply with such other request as Landlord may make in Landlord’s enforcement of any parking control program. Notwithstanding the existence of any such control, Landlord will not be responsible to Tenant, its employees, agents, representatives, customers or invitees for any violation of any parking control program implemented by Landlord.

Landlord will maintain up to thirty (30) visitor parking stalls in the Building charging market rates for such hourly visitor parking. Tenant shall be responsible for validating its own visitors’ use of the metered parking according to the policies and procuedures set forth by Landlord and applied consistently to all tenants of the Building and shall be responsible for reimbursing Landlord for such costs as Additional Rent hererunder.

The provisions of this Exhibit supplement and are specifically subject to all provisions of the Lease.

EXHIBIT “E”

MINIMUM JANITORIAL SPECIFICATIONS

OFFICE & WORK AREAS

Monday-Friday

Vacuum carpets

Dust mop hard surface floors

Empty wastebaskets, clean and install liners as needed

Clean and polish water fountains

Dust and spot clean conference room tables

Lock all doors to secure building and set alarm (if used)

Weekly

Spot wash hallway walls

Dust desktops, tabletops, credenzas, file cabinets and other Office furniture (desks will be dusted only if cleared)

Dust windowsills, baseboards, ledges and moldings

Monthly

High level dusting

Spot wash interior walls

Vacuum air conditioning vents

Edge vacuum carpet borders and difficult to vacuum areas

Clean sidelight windows

Semi-Annual

Scrub and wax hard surface floors (if required)

Wash exterior windows

As Needed

Remove all recyclables in compliance with applicable law

LAVORATORIES

Monday-Friday

Empty waste receptacles

Clean and polish mirrors and fixtures

Service and refill all dispensers (soap, tissues, towels)

Clean and disinfect urinals, commodes and basins

Wet mop floors with disinfectant

Monthly

Clean all partitions and ceramic tile walls

Scrub and wax hard surface floors (if required)

ENTRYWAYS & HALLWAYS

Monday-Friday

Clean all door glass

Spot wash walls, as needed

Remove all trash

Clean and polish any water fountains

Vacuum all carpet

Remove stains in carpet

EXHIBIT F

NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS NON-DISTURBANCE AGREEMENT (“Agreement”), made as of the      day of             , 2003, by and among Twentieth Century Markets, Inc. (“Ground Lessor”), U.S. Bank, N.A. (“Mortgagee”) and                      (“Tenant”).

WITNESSETH:

WHEREAS, by a Lease (“Lease”) dated                     ,             , West Washington Associates LLC (“Landlord”) has leased to Tenant the property described on Exhibit “A” (the “Premises”);

WHEREAS, the Premises are encumbered by a Mortgage in favor of Mortgagee (“Mortgage”);

WHEREAS, the Premises are subject to a Ground Lease of which Ground Lessor is the Lessor (“Ground Lease”);

WHEREAS, pursuant to Lease, the Lease and Tenant’s interest therein is subordinate to the Mortgage and the Ground Lease; and

WHEREAS, Section 15.51 of the Lease requires that Landlord deliver this Agreement.

NOW, THEREFORE, for a good and valuable consideration the sufficiency and receipt of which is hereby acknowledged and in consideration of the Lease and the covenants contained therein, the parties agree as follows:

1.	Tenant enters into this Agreement with the understanding and upon the condition that, notwithstanding the Subordination of Tenant’s Lease to the Mortgage and the Ground Lease, for so long as Tenant shall duly and punctually perform and observe all of its covenants, terms and obligations under the terms of the Lease and shall not be in default thereunder, after expiration of any applicable period within which to cure such default: (a) Mortgagee and Ground Lessor shall recognize the validity of the Lease and all of Tenant’s rights thereunder; and (b) notwithstanding any default by Landlord under the Mortgage or the Ground Lease, foreclosure of the Mortgage or Ground Lease by Mortgagee or Ground Lessor, or their succession to title by deed in lieu of foreclosure, Mortgagee or Ground Lessor (or their successors by grant, assignment, mortgage foreclosure or otherwise) shall not alter, disturb or interfere with Tenant’s possession and use of the Premises during the remainder of the term of the Lease or any extension thereof.

2.	If Mortgagee or Ground Lessor shall become the owner of the Premises, or if the Premises shall be sold by reason of foreclosure, exercise of power of sale or other proceeding to enforce the Mortgage or the Ground Lease, or if the Premises shall be transferred by deed in lieu of foreclosure, prior to the termination of the Lease then: (a) the Lease shall continue as a direct Lease between Tenant and the then Owners of the Premises (including Mortgagee or Ground Lessor) or the Grantee under any deed as a result of foreclosure or in lieu of foreclosure) upon, and subject to all of the terms, covenants and conditions of the Lease, for the balance of the term of the Lease; and (b) Tenant shall attorn to Mortgagee, Ground Lessor or such other owner as its Landlord to the same extent and with the same force and effect as though the Lease were directly from the Mortgagee or Ground Lessor (or other such owner) to Tenant; provided, however, that Mortgagee or Ground Lessor shall not: (i) be liable for any act or omission of any prior Landlord (including Landlord under the Lease); (ii) be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); (iii) be bound by any rent or additional rent which Tenant might have paid in advance to any prior landlord (including Landlord) for a period of excess of one month or by any security deposit, cleaning deposit or other prepaid charge which Tenant might have paid in advance to any prior landlord (including Landlord); (iv) be bound by any amendment, modification or termination of Lease made without Mortgagee’s or Ground Lessor’s written consent; or (v) be liable for any refusal or failure to perform or complete Landlord’s work or otherwise to prepare the Premises for occupancy in accordance with the provisions of the Lease.

3.	Mortgagee or Ground Lessor shall not include Tenant in a foreclosure proceeding involving Premises, except as required by law and to the extent Mortgagee or Ground Lessor does not thereby disturb Tenant’s rights to the Premises as set forth in the Lease.

4.	This Agreement shall also bind and benefit the heirs, legal representatives, successors and assigns with the respective parties hereto, and all covenants, conditions and agreements herein contained shall be construed as running with the land.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

[TENANT]

By:

STATE OF	)

)ss.

COUNTY OF	)

Personally came before me this      day of             , 2003, the above named                      to me known to be the                      of                      who executed the foregoing instrument by virtue of the authority vested in him as                     , and acknowledged that he executed the same as the voluntary act and authorized deed of the corporation.

Notary Public, residing in County

My Commission:

FIRST AMENDMENT TO LEASE

THIS AGREEMENT made and entered into this 1st day of October 2003, by and between West Washington Associates, LLC, a Wisconsin limited liability company (“Landlord”), and Sonic Foundry, Inc. (“Tenant”).

WHEREAS, in a lease agreement between the above parties (“Lease”), Tenant leased from Landlord the premises known as Suite 775 of Network222, 222 West Washington Avenue, Madison, WI 53703 (“Premises”), for a term commencing October 1, 2003, upon the covenants and conditions contained therein.

WHEREAS, Landlord and Tenant now desire to amend the Lease on the terms herein stated.

THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereby agree as follows:

1.	Section 0.03 shall be amended to include Suite 140 as depicted in Exhibit A attached hereto and comprised of 754 square feet rentable. The Commencement Date for Suite 140 shall be the Commencement Date as set forth in the Lease.

2.	Suite 140 shall be added to the Lease on a month-to-month basis. Landlord or Tenant may terminate the Lease with respect to Suite 140 with thirty (30) days advance written notice to the other party.

3.	Landlord and Tenant acknowledge that Tenant shall use Suite 140 for its general office storage requirements and for no other purpose.

4.	The Base Rent for Suite 140 shall be $754.00 per month and shall be subject to Minimal Annual Escalation as set forth in Section 0.06 (Article IV, Section 4.2) of the Lease.

Tenant has occupied and/or inspected the Premises and knows the condition thereof, and acknowledges that no warranties, expressed or implied, are made with respect thereto. Tenant acknowledges that neither Landlord nor its agents have made any representations as to the condition of the Premises or as to the state of repair thereof.

All other conditions of the Lease remain unchanged.

This Agreement shall also be binding upon and inure to the benefit of the successors and assigns of the respective parties thereto.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals on the date and year above written.

WEST WASHINGTON ASSOCIATES, LLC, LANDLORD

By:	/s/ WILLIAM J. KUNKLER

William J. Kunkler, Executive Vice President

By:	/s/ L. R. FERCERER

Lee R. Fercerer, Corporate Counsel

SONIC FOUNDRY, INC.

By:	/s/ JUSTIN JAECK

Justin Jaeck, Director of Operations